Exhibit 6.29

ENERGY EXPLORATION TECHNOLOGIES INC.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Redacted information is indicated by [*****].

TABLE OF CONTENTS

1. PURCHASE AND SALE OF SERIES B PREFERRED STOCK		1
1.1	Sale and Issuance of Series B Preferred Stock	1
1.2	Closings; Delivery	1
1.3	Conversion of Convertible Notes	2
1.4	Use of Proceeds	3
1.5	Defined Terms Used in this Agreement	3

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY		7
2.1	Organization, Good Standing, Corporate Power and Qualification	7
2.2	Capitalization	7
2.3	Subsidiaries	9
2.4	Authorization	9
2.5	Valid Issuance of Shares	9
2.6	Governmental Consents and Filings	10
2.7	Litigation	10
2.8	Intellectual Property.	10
2.9	Compliance with Other Instruments	13
2.10	Agreements; Actions.	13
2.11	Certain Transactions	13
2.12	Rights of Registration and Voting Rights	14
2.13	Property	14
2.14	Financial Statements	14
2.15	Changes	15
2.16	Employee Matters	16
2.17	Tax Matters	17
2.18	Insurance	18
2.19	Employee Agreements	18
2.20	Permits	18
2.21	Corporate Documents	18
2.22	83(b) Elections	18
2.23	Real Property Holding Corporation	19
2.24	Environmental and Safety Laws	19
2.25	Foreign Corrupt Practices Act	19
2.26	Export Control Laws	20
2.27	CFIUS Representations	20
2.28	Data Privacy	20
2.30	Brokers and Finders	20
2.31	No Bad Actors	20
2.32	Disclosure	21

3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS		21
3.1	Authorization	21
3.2	Purchase Entirely for Own Account	21
3.3	Disclosure of Information	21
3.4	Investment Experience	22
3.5	Restricted Securities	22

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3.6	No Public Market	22
3.7	Legends	22
3.8	Accredited Investor	23
3.9	Foreign Investors	23
3.10	CFIUS Foreign Person Status	23
3.11	No General Solicitation	23
3.12	Exculpation Among Purchasers	23
3.13	Residence	23

4. CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING		23
4.1	Representations and Warranties	24
4.2	Performance	24
4.3	Compliance Certificate	24
4.4	Qualifications	24
4.5	Opinion of Company Counsel	24
4.6	Indemnification Agreements	24
4.7	Investors’ Rights Agreement	24
4.8	Right of First Refusal and Co-Sale Agreement	24
4.9	Voting Agreement	24
4.10	Restated Certificate	24
4.11	Secretary’s Certificate	24
4.12	Proceedings and Documents	25
4.13	Preemptive Rights	25
4.14	Regulation A+ Offering	25
4.15	GMV Rights Letter	25

5. CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING		25
5.1	Representations and Warranties	25
5.2	Performance	25
5.3	Qualifications	25
5.4	Investors’ Rights Agreement	25
5.5	Right of First Refusal and Co-Sale Agreement	25
5.6	Voting Agreement	25

6. MISCELLANEOUS		26
6.1	Survival of Warranties	26
6.2	Successors and Assigns	26
6.3	Governing Law	26
6.4	Dispute Resolution	26
6.5	WAIVER OF JURY TRIAL	26
6.6	Titles and Subtitles	27
6.7	Notices	27
6.8	No Finder’s Fees	27
6.9	Fees and Expenses	27
6.10	Amendments and Waivers	28
6.11	Severability	28
6.12	Delays or Omissions	28
6.13	Entire Agreement	29
6.14	Counterparts	29

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EXHIBITS

EXHIBIT A – SCHEDULE OF PURCHASERS

EXHIBIT B – RESTATED CERTIFICATE

EXHIBIT C – DISCLOSURE SCHEDULE

EXHIBIT D – INDEMNIFICATION AGREEMENT

EXHIBIT E – INVESTORS’ RIGHTS AGREEMENT

EXHIBIT F – RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT G – VOTING AGREEMENT

EXHIBIT H – REQUIRED LEGAL OPINIONS

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SERIES B PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of is made as of December 21, 2022, by and among ENERGY EXPLORATION TECHNOLOGIES INC., a Puerto Rico corporation (the “Company”), and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows:

1. Purchase and Sale of Series B Preferred Stock.

1.1 Sale and Issuance of Series B Preferred Stock.

(a) The Company shall have adopted and filed with the Secretary of State of the Commonwealth of Puerto Rico on or before the First Closing (as defined below) the Fourth Amended and Restated Certificate of Incorporation in the form of Exhibit B attached to this Agreement (the “Restated Certificate”) to, among other things, (i) authorize its Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and (ii) the issuance of the shares of common stock, par value $0.01 per share (the “Common Stock”) to be issued upon conversion of the Series B Preferred Stock.

(b) Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase at the applicable Closing (as defined below) and the Company agrees to sell and issue to each Purchaser at the applicable Closing that number of shares of Series B Preferred Stock (the “Shares”) set forth opposite each Purchaser’s name on Exhibit A attached hereto (the “Schedule of Purchasers”) at a purchase price of $4.0000 per share.

1.2 Closings; Delivery.

(a) The first purchase and sale of the Shares shall occur on the date of this Agreement, or at such other time and place as the Company and the Purchasers listed in the Schedule of Purchasers under the caption “First Closing” (the “First Closing”) shall mutually agree.

(b) After the First Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement (each closing of any such sale, a “Subsequent Closing”) up to that number of Shares of Series B Preferred Stock equal to 13,996,591 less the number of shares of Series B Preferred Stock issued at the First Closing and any prior Subsequent Closing (the “Additional Shares”), to one (1) or more purchasers (the “Additional Purchasers”) reasonably acceptable to General Motors Ventures LLC (“GMV”), provided, however, that (a) no Subsequent Closing shall occur after March 31, 2023, (b) each Additional Purchaser becomes a party to the Transaction Agreements (as defined below) by executing and delivering a counterpart signature page to each of the Transaction Agreements; (c) the Company shall update the Schedule of Purchasers to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares; and (d) IMM Global Investment Limited (“IMM”) is an Additional Purchaser acceptable to GMV, but IMM shall not purchase an aggregate of more than 6,250,000 Shares. The term “Closing” shall apply to the First Closing and each such Subsequent Closing unless otherwise specified.

(c) At each Closing, the Company shall deliver to each Purchaser a certificate representing the Shares being purchased by such Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness or other convertible securities of the Company, or by any combination of such methods.

(d) Each Closing shall take place by the remote and electronic exchange of documents and signatures.

(e) Notwithstanding the foregoing provisions of this Section 1.2, no Purchaser may purchase Shares unless counsel for the Company provides an opinion to the Company dated as of the date of the First Closing that the offer, issuance, sale and delivery of Shares to the Purchasers would not require registration under the Securities Act of 1933, as amended, the Puerto Rico Act No. 60 of June 18, 1963, as amended, also known as the Puerto Rico Uniform Securities Act (the “Puerto Rico Securities Act”).

1.3 Conversion of Convertible Notes.

(a) Each Purchaser holding one or more those certain Convertible Promissory Notes issued by the Company prior to the date of this Agreement and in an aggregate original principal amount of $4,801,000 (each a “Convertible Note” and together, the “Convertible Notes”) agrees that, at the First Closing, the Convertible Note(s) held by each such Purchaser (each, a “Converting Purchaser”, and collectively, the “Converting Purchasers”) shall automatically, without any further action by the Company or such Converting Purchaser, convert in accordance with the terms thereof into that number of Shares set forth across from such Converting Purchaser’s name listed in the Schedule of Purchasers under the caption “First Closing”; provided, however, that to the extent any such Convertible Note does not require such automatic conversion or allows for payment of accrued interest on conversion at the option of either the Company or the holder of any such Convertible Note, the Company and each Convertible Purchaser holding any such Convertible Note irrevocably agree that any such Convertible Note, including all accrued but unpaid interest thereon, shall so convert into such number of Shares. For such purpose, each Converting Purchaser agrees that the interest for each such Converting Purchaser’s Convertible Note(s) shall stop accruing as of December 15, 2022, notwithstanding anything to the contrary provided for in such Converting Purchaser’s Convertible Note(s) to the contrary. Each Converting Purchaser hereby agrees that upon such conversion, such Converting Purchaser shall not be entitled to any other consideration in respect of such Convertible Notes other than such number Shares. Each Converting Purchaser hereby represents and warrants that such Converting Purchaser has not transferred, pledged or otherwise disposed of, or encumbered any interest in, the Convertible Notes registered in the name of the Company.

(b) Each Converting Purchaser and the Company hereby agree that as of the First Closing all notices required by the terms of, and all rights of such Converting Purchasers set forth in, the Convertible Notes, any related purchase or other agreement between such Converting Purchaser and the Company with respect to the Convertible Note(s) held by such

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Converting Purchaser (together with the Convertible Notes, the “Convertible Note Documents”) shall be terminated and of no further force or effect, each such Converting Purchaser hereby irrevocably waives all rights set forth in the Convertible Note Documents (including, without limitation, any right to a fraction of a Share upon conversion of the Converting Purchaser’s Convertible Note(s)), excepting only the right to receive the Shares prescribed by the foregoing Section 1.3(a).

(c) Upon conversion of the Convertible Notes, the Company shall have no further obligations under the Convertible Note Documents, the Converting Purchasers shall have no further rights under the Convertible Note Documents, and the Convertible Notes shall be cancelled, terminated and no longer of any force or effect, without need for surrender thereof.

(d) Excepting only the right to receive the Shares prescribed by the foregoing Section 1.3(a) and the rights provided for in this Agreement and the other Transaction Agreements (as defined below) as a holder of Shares, each Converting Purchaser hereby waives (on behalf of himself, herself or itself, as applicable) any and all demands, claims, suits, actions, causes of actions, proceedings, assessments and rights in respect of each of the Convertible Note Documents, including, without limitation, past or present actual, deemed or alleged default or event of default under such Convertible Notes.

1.4 Use of Proceeds. In accordance with the directions of the Company’s Board, as it shall be constituted in accordance with the Voting Agreement (as defined below), the Company shall use the proceeds from the sale of the Shares for product development and other general corporate purposes, and not for the payment of debt, other than trade payables incurred in the ordinary course of the Company’s business, consistent with past practice.

1.5 Defined Terms Used in this Agreement. Capitalized terms used in this Agreement and not otherwise defined above or elsewhere herein shall have the following meanings:

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b) “Anti-Corruption Laws” means all anti-corruption laws and regulations applicable to the parties, including:

(i) The United Nations Convention Against Corruption;

(ii) The OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

(iii) FCPA (as defined below);

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(iv) UK Bribery Act 2010; and

(v) for each party, the anti-corruption laws in force in the country (a) of such party’s and such party’s ultimate parent company’s place of incorporation, principal place of business, (b) of the place of registration under applicable securities laws if such party is an issuer of registrable securities, and (c) of the performance of this Agreement.

(c) “Anti-Money Laundering Laws” or “AML” means all the applicable national anti-money laundering regulations of the countries in which the parties operate.

(d) “Board” means the Company’s Board of Directors.

(e) “CFIUS” means the Committee on Foreign Investment in the United States, established under Section 721 of the Defense Production Act of 1950, as amended.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and in any and all such cases that are owned, purported to be owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(h) “DPA” means the Defense Production Act of 1950, as amended, including all implementing regulations thereof.

(i) “Foreign Person” means “foreign person” or a “foreign entity,” as defined in Section 721 of the DPA.

(j) “Indemnification Agreement” means the agreement between the Company and any director designee of any Purchaser entitled to designate a member of the Board pursuant to the Voting Agreement, to be dated as of the date of the First Closing, and in the form of Exhibit D attached to this Agreement.

(k) “Intellectual Property” means all tangible or intangible proprietary information and materials, including without limitation, (1) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all continuations, continuations-in-part, divisions, reissues, extensions and re-examinations thereof, (2) all trademarks, service marks, trade dress, logos, trade names, domain names, and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (3) all works of authorship and copyrights and all applications, registrations and renewals in connection therewith, (4) all mask works and all applications, registrations and renewals in connection therewith, (5) all trade secrets and confidential business information (including ideas, research and development, know-

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how, formulas, compositions, manufacturing and production process and techniques, methods, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (6) all software and firmware (including data, databases and related documentation); (7) all documents, records and files relating to, and tangible embodiments of, all intellectual property described above; and (8) all licenses, agreements and other rights in any third party product or any third party intellectual property described above, other than any “off the shelf” third party software or related intellectual property.

(l) “Investors’ Rights Agreement” means the agreement among the Company and the Purchasers, dated as of the date of the First Closing, in the form of Exhibit E attached to this Agreement.

(m) “Key Employee” means any management-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(n) “Knowledge” including the phrase “to the Company’s Knowledge” shall mean the actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of the Key Employees. Additionally, for purposes of Section 2.8, the Company shall be deemed to have “knowledge” of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

(o) “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of the Company.

(p) “Ordinary Course” means the ordinary course of the Company’s business, consistent with past practice.

(q) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(r) “Publicly Available Software” means each of (1) any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g. Linux), or pursuant to similar licensing and distribution models; and (2) any software that requires as a condition of use, modification, and/or distribution of such software that such software or other software incorporated into, derived from, or distributed with such software (A) be disclosed or distributed in source code form; (B) be licensed for the purpose of making derivative works; or (C) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed pursuant to any of the following licenses or distribution models similar to any of the following: (I) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (II) the Artistic License (e.g., PERL), (III) the Mozilla Public License, (IV) the Netscape Public License, (V) the Sun Community Source License (SCSL), (VI) the Sun Industry Source License (SISL), and (VII) the Apache Server License.

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(s) “Purchaser” means each of the Purchasers who is initially a party to this Agreement and any Additional Purchaser who becomes a party to this Agreement at a Subsequent Closing under Section 1.2(c).

(t) “Right of First Refusal and Co-Sale Agreement” means the agreement among the Company, the Purchasers, and certain other stockholders of the Company, dated as of the date of the First Closing, in the form of Exhibit F attached to this Agreement.

(u) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v) “Tax Action” means any audit, examination, administrative or court proceeding in respect of Taxes.

(w) “Tax Authority” means the Internal Revenue Service, Puerto Rico Treasury Department, and any other governmental body or authority responsible for the assessment of any Tax.

(x) “Tax Decree” means Grant of Tax Exemption issued to the Company on August 27, 2019 by the Government of Puerto Rico, Department of Economic Development and Commerce, Case No. 2018-Act20-000503, pursuant to the provisions of Act No. 20 of January 17, 2012, as amended.

(y) “Tax Return” means all returns, declarations, reports, claims for refund, information returns and statements filed or required to be filed with any Tax Authority in respect of any Taxes, including any schedule, attachment, or amendment thereto.

(z) “Taxes” (and, with correlative meaning, “Tax” and “Taxable”) means: (i) all United States federal, state, local and non-United States taxes, including, without limitation, all income, gross receipts, environmental, alternative minimum, add-on minimum, utility, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, social contribution, unemployment, disability, workers’ compensation, excise, severance, stamp, occupation, real property, personal property and estimated taxes; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority in connection with any item described in (ii).

(aa) “Transaction Agreements” means this Agreement, the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the Voting Agreement and those certain other agreements, instruments or documents entered into in connection with this Agreement.

(bb) “Voting Agreement” means the agreement among the Company, the Purchasers and certain other stockholders of the Company, dated as of the date of the First Closing, in the form of Exhibit G attached to this Agreement.

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2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth on the disclosure schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the First Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Section 2, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections.

For purposes of these representations and warranties (other than those in Sections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

2.1 Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Puerto Rico and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2 Capitalization.

(a) The authorized capital of the Company consists, after the filing of the Restated Certificate but immediately prior to the First Closing, of:

(i) 138,048,205 shares of Common Stock, 46,675,295 shares of which are issued and outstanding immediately prior to the First Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable Federal and state securities laws and securities laws of any other jurisdiction, including, without limitation, any shares of Common Stock issued in connection with the Regulation A+ Offering (as defined below).

(ii) 45,627,055 shares of Preferred Stock, 13,996,591 of which have been designated Series B Preferred Stock, none of which are issued and outstanding; 10,630,464 of which have been designated “Series A Preferred Stock,” all of which are issued and outstanding; and 21,000,000 shares have been designated “Founders 1 Preferred Stock,” all of which are issued and outstanding. The rights, privileges and preferences of the Series B Preferred Stock, the Series A Preferred Stock and the Founders 1 Preferred Stock (together, the “Preferred Stock”) are as stated in the Restated Certificate and as provided by Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended.

(b) Pursuant to the Company’s 2019 Equity Incentive Plan, duly adopted by the Board and approved by the Company stockholders (the “2019 Stock Plan”), 3,414,444 shares have been issued pursuant to restricted stock purchase agreements have vested or are subject to potential future vesting, options to purchase 9,661,074 shares have been granted and are currently outstanding, and no shares of Common Stock remain available for issuance to

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officers, directors, employees and consultants pursuant to the 2019 Stock Plan. The Company has reserved 27,345,822 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2021 Equity Incentive Plan duly adopted by the Board and approved by the Company stockholders (the “2021 Stock Plan”; together with the 2019 Stock Plan, the “Stock Plans”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 4,685,158 shares have been granted and are currently outstanding, and 22,660,664 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2021 Stock Plan. The Company has furnished to the Purchasers complete and accurate copies of the Stock Plans and forms of award agreements used thereunder.

(c) Section 2.2(c) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the First Closing including the number of shares of the following: (i) issued and outstanding Common Stock, including, with respect to restricted Common Stock, vesting schedule and repurchase price; (ii) outstanding stock options, including vesting schedule and exercise price; (iii) shares of Common Stock reserved for future award grants under the Stock Plans; (iv) each series of Preferred Stock; and (v) warrants or stock purchase rights, if any. Except for (A) the conversion privileges of the Shares to be issued under this Agreement, (B) the rights provided in Section 4 of the Investors’ Rights Agreement, and (C) the securities and rights described in Sections 2.2(a)(ii) and 2.2(b) of this Agreement and Section 2.2(c) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock. Except as set forth in Section 2.2(c) of the Disclosure Schedule, all outstanding shares of the Company’s Common Stock and all shares of the Company’s Common Stock underlying outstanding options are subject to (i) a right of first refusal in favor of the Company upon any proposed transfer (other than transfers for estate planning purposes); and (ii) a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission under the Securities Act.

(d) Except as set forth in Section 2.2(d) of the Disclosure Schedule, none of the Company’s stock purchase agreements or stock option documents contain a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement upon the occurrence of any event or combination of events, including, without limitation, in the case where the Company’s Stock Plan is not assumed in an acquisition. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. Except as set forth in the Restated Certificate, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(e) The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the Company’s Knowledge, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

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(f) The Company has obtained valid waivers of any rights by other parties to purchase any of the Shares covered by this Agreement.

2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other Person. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4 Authorization. All corporate action required to be taken by the Company’s Board and stockholders in order to authorize the Company to enter into the Transaction Agreements, and to issue the Shares at the Closing and the Common Stock issuable upon conversion of the Shares, has been taken or will be taken prior to the applicable Closing. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the applicable Closing, and the issuance and delivery of the Shares has been taken or will be taken prior to the applicable Closing. The Transaction Agreements, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement and the Indemnification Agreement may be limited by applicable Federal or securities laws of any other jurisdiction.

2.5 Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state, territorial, and Federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to the filings required under Section 4(a)(2) of the Securities Act and the Puerto Rico Securities Act, if any, the Shares will be issued in compliance with all applicable Federal and securities laws of any other jurisdiction. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable Federal and securities laws of any other jurisdiction and liens or encumbrances created by or imposed by a Purchaser. Assuming the accuracy of the representations of the Purchasers in Section 3 of this Agreement and in the Voting Agreement, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable Federal and securities laws of any other jurisdiction.

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2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchasers in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for (i) the filing of the Restated Certificate, which will have been filed as of the First Closing, (ii) filings pursuant to applicable securities laws, including, without limitation, Section 4(a)(2) of the Securities Act, which have been made or will be made in a timely manner, and (iii) the filing of request for authorization from the Office of Incentive for Businesses in Puerto Rico, pursuant to the provisions of the Tax Decree and Act No. 20 of January 17, 2012, as amended, if applicable.

2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s Knowledge, currently threatened (i) against the Company or any officer, director or Key Employee of the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) to the Company’s Knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8 Intellectual Property.

(a) Subsection 2.8(a) of the Disclosure Schedule lists: (i) all of the Company’s patents and patent applications; (ii) all of the Company’s registered trademarks and applications for registration of trademarks; (iii) all of the Company’s registered service marks and applications for registrations of service marks; (iv) all of the Company’s registered copyrights and copyright applications; and (v) all licenses (inbound and outbound), sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other Person is authorized to use any of the Company Intellectual Property or exercise any rights with respect thereto (other than licenses arising from the purchase of “off the shelf” or other standard or commercially available products, back-up licenses in service provider agreements, and Publicly Available Software (collectively, “Excluded Software”) which need not be listed on the Disclosure Schedule).

(b) Each item of Company Intellectual Property is either: (i) owned solely by the Company free and clear of any liens and encumbrances; or (ii) rightfully used by the Company or authorized by the Company for use by another Person pursuant to a valid and enforceable written license. All of the Company Intellectual Property that is used by the Company pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such in Subsection 2.8(b) of the Disclosure Schedule. The Company has all rights in the Company Intellectual Property necessary to carry out the Company’s former,

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current and currently planned future activities, including without limitation (except as disclosed in Subsection 2.8(b) of the Disclosure Schedule) rights (other than with respect to the Excluded Software) to make, use, reproduce, modify, adapt, create derivative works based on, translate, distribute (directly or indirectly), transmit, display and perform publicly, license, rent, lease, assign and sell the Company’s products in all geographic locations and fields of use in which the Company is currently operating or currently plans to sell such products, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

(c) The Company has not received any notice alleging that, and to the Company’s Knowledge, the Company is not in material violation of any license, sublicense or other agreement to which the Company is a party or otherwise bound relating to any of the Company Intellectual Property. Except as disclosed in Subsection 2.8(c) of the Disclosure Schedule, the Company is not obligated to provide any consideration (whether financial or otherwise) to any Person, nor is any Person otherwise entitled to any consideration, with respect to any exercise of rights by the Company in the Company Intellectual Property.

(d) The use of the Company Intellectual Property by the Company as currently used and as currently proposed to be used does not, to the Company’s Knowledge, infringe any other Person’s patent, trademark, service mark, trade name, firm name, logo, trade dress, mask work, copyright, trade secret rights, right of privacy, right in personal data, moral right or other Intellectual Property right. No claims (i) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company Intellectual Property, or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Company Intellectual Property by the Company, infringes or will infringe on any Intellectual Property or other proprietary or personal right of any Person have been asserted against the Company or, to the Company’s Knowledge, are threatened by any Person nor, to the Company’s Knowledge, does there exist any valid basis for such a claim. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Company Intellectual Property, other than review of pending patent applications and applications for registration of trademarks, service marks or copyrights, and the Company is not aware of any information indicating that such proceedings are threatened or contemplated by any governmental entity or any other Person. None of the Company’s (A) granted or issued patents or mask works, (B) registered trademarks or service marks, or (C) copyright registrations have been challenged by any third party, and each such patent, mask work, trademark, service mark and copyright are subsisting. To the Company’s Knowledge, there is no unauthorized use, infringement, or misappropriation of any of Company Intellectual Property by any third party, employee or former employee.

(e) Except as set forth on Subsection 2.8(e) of the Disclosure Schedule, each Company employee and consultant has assigned to the Company all Intellectual Property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all Intellectual Property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the

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Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information, or (iii) resulted from the performance of services for the Company. To the Company’s Knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past.

(f) The Company has taken all commercially reasonable steps necessary to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all trade secrets and confidential information owned or used by the Company.

(g) The Company has not used Publicly Available Software in whole or in part in the development of any part of Company Intellectual Property or any product or service rendered by the Company in a manner that requires, or purports to require (i) any Company Intellectual Property (other than the Publicly Available Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; or (iii) the creation of any material obligation for the Company with respect to Company Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company.

(h) The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company with respect to Company Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property.

(i) No government, university, college, other educational institution or research center, or any other third party has any rights in any Company Intellectual Property by reason of providing funding to the Company from any such government, university, college, other educational institution or research center, or any such other third party. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

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2.9 Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its Restated Certificate or Bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, or (e) to the Company’s Knowledge, of any provision of Federal or state statute, rule or regulation applicable to the Company, the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10 Agreements; Actions.

(a) Except for the Transaction Agreements or as disclosed in Section 2.10(a) of the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) excepting trade payable incurred in the Ordinary Course or as disclosed in Section 2.10(b) of the Disclosure Schedule, incurred any indebtedness for money borrowed or incurred any other liabilities, (iii) made any loans or advances to any Person, other than ordinary advances for business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the Ordinary Course. For the purposes of clauses (a) and (b) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such section.

(c) The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.11 Certain Transactions. Except as disclosed in Section 2.11 of the Disclosure Schedule:

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(a) Other than (i) standard employee benefits generally made available to all employees, standard employee offer letters and Confidential Information Agreements (as defined below), (ii) standard director and officer indemnification agreements approved by the Board, (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board (previously provided to the Purchasers or their respective counsel), and (iv) the Transaction Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b) The Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the Ordinary Course or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or stockholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

2.12 Rights of Registration and Voting Rights. Except as provided in the Investors’ Rights Agreement, the Company is not under any obligation to register under the Securities Act, the Puerto Rico Securities Act, or the securities laws of any non-U.S. jurisdiction any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s Knowledge, except as contemplated in the Voting Agreement and except as set forth in Section 2.12 of the Disclosure Schedule, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current Taxes that are not yet delinquent and encumbrances and liens that arise in the Ordinary Course and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14 Financial Statements. The Company has delivered to each Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) as of June 30, 2022 (the “Balance Sheet Date”) and for the six (6) -month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and

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for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the Ordinary Course subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the Ordinary Course; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15 Changes. Since the Balance Sheet Date and except as disclosed in Section 2.15 of the Disclosure Schedule there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the Ordinary Course that have not caused, in the aggregate, a Material Adverse Effect;

(b) any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to the Company;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the Ordinary Course, and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g) any resignation or termination of employment of any officer or Key Employee of the Company;

(h) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable, and liens that arise in the Ordinary Course and do not materially impair the Company’s ownership or use of such property or assets;

(i) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the Ordinary Course;

(j) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

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(k) any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l) receipt of notice that there has been a material loss of, or material order cancellation by, any major customer of the Company;

(m) any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(n) any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16 Employee Matters.

(a) Section 2.16(a) of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each officer, employee, consultant and independent contractor of the Company who received compensation in excess of $100,000 for the calendar year ended December 31, 2021 or is anticipated to receive compensation in excess of such amount for calendar year 2022.

(b) To the Company’s Knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s Knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c) Except as set forth in Section 2.16(c) of the Disclosure Schedule, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state, territorial, and Federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, vacation, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

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(d) To the Company’s Knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any Key Employee. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(d) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(d) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(e) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of (or actions taken by unanimous written consent by) the Company’s Board.

(f) Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g) Section 2.16(g) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

(h) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, To the Company’s Knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s Knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

(i) To the Company’s Knowledge, none of the Key Employees or directors of the Company has been (i) subject to voluntary or involuntary petition under the Federal bankruptcy laws or any state insolvency law or the appointment of a receiver, fiscal agent or similar officer by a court for his or her business or property; (ii) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) subject to any order, judgment or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him or her from engaging, or otherwise imposing limits or conditions on his or her engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (iv) found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated any Federal or state securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

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2.17 Tax Matters.

(a) The Company currently holds a Tax Decree issued by the Office of Industrial Tax Exemption, Department of Economic and Commerce of Puerto Rico under the provisions of Act No. 20 of January 17, 2012. The Company has fully complied with all the terms and conditions of the Tax Decree and there is no Tax Action currently in progress with regards to the Tax Decree. The Company carries out most of its operations from its Puerto Rico offices, and any non-Puerto Rico operations are “de minimis.”

(b) There are no Federal, state, territorial, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid Federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable Federal, state, local or foreign governmental agency. The Company has duly and timely filed all Federal, state, territorial, county, local and foreign Tax Returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18 Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company, with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the Purchasers or their respective counsel (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to the Purchasers or their respective counsel. The Company is not aware that any of its Key Employees is in violation of any agreement described in this Section 2.19.

2.20 Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could reasonably be expected to have a Material Adverse Effect. The Company carries out its business operations from its designated offices, per its registration with applicable governmental agencies, and is fully compliant with all Federal, state, territorial or local permit and certification requirements applicable to the Company, except to the extend the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21 Corporate Documents. The Certificate of Incorporation and Bylaws of the Company as of the date of this Agreement are in the form provided to the Purchasers.

2.22 83(b) Elections. The Company has advised all individuals who have acquired unvested shares of the Company’s Common Stock to timely file all elections and notices under Section 83(b) of the Code, and to the Company’s Knowledge, no such individual has failed to timely make any such filing.

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2.23 Real Property Holding Corporation. The Company is not a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code (a “USRPHC”) and has not been a USRPHC during the five-year period ending on the date of this Agreement.

2.24 Environmental and Safety Laws. Except as could not reasonably be expected to have a Material Adverse Effect (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s Knowledge threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchasers true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.24. “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of a Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.25 Foreign Corrupt Practices Act. The Company complies with, and has at all times complied with, all applicable Anti-Corruption Laws and Anti-Money Laundering Laws. Neither the Company nor any of its directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any Person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation (including Anti-Corruption Laws). Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or employees are or have been the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other Anti-Corruption Laws or AML (each an “Enforcement Action”).

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2.26 Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the Company’s Knowledge, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

2.27 CFIUS Representations. The Company does not presently engage in (a) the design, fabrication, development, testing, production or manufacture of one (1) or more “critical technologies” within the meaning of the DPA; (b) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (c) the maintenance or collection, directly or indirectly, of “sensitive personal data” of individuals within the meaning of the DPA. The Company has no current intention of engaging in such activities in the future.

2.28 Data Privacy. In connection with its collection, storage, transfer (including without limitation, any transfer across national borders), use and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable laws (collectively “Personal Information”), from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties, by or on behalf of the Company, to the Company’s Knowledge. the Company is and has been in compliance with (i) all applicable laws (including, without limitation, laws relating to privacy, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions and (ii) the Company’s privacy policies and the requirements of any contract codes of conduct or industry standards, by which the Company is bound. The Company maintains and has maintained reasonable physical, technical, and administrative security measures and policies designed to protect all Personal Information owned, stored, used, maintained or controlled by or on behalf of the Company from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure.

2.30 Brokers and Finders. Except as set forth in Section 2.30 of the Disclosure Schedule, the Company has not engaged any brokers, finders or agents in connection with the transactions contemplated by this Agreement, and neither the Company nor any of the Purchasers has, or will, incur, directly or indirectly, as a result of any action taken by the Company or any of its officers, directors or agents, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with such transactions.

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2.31 No Bad Actors. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated by the Securities and Exchange Commission under the Securities

Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person (as defined below), except in either case for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated by the SEC under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

2.32 Disclosure. To the Company’s Knowledge, the representations and warranties of the Company contained in this Agreement do not, and none of the Transaction Agreements or documents delivered in connection with the Transaction Agreements, contain any untrue statement of a material fact or, when taken as a whole, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company that:

3.1 Authorization. Such Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which such Purchaser is a party, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable Federal or securities laws of any other jurisdiction.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Purchaser in reliance upon such Purchaser’s representations to the Company, which by such Purchaser’s execution of this Agreement, such Purchaser hereby confirms, that the Shares to be acquired by such Purchaser will be acquired for investment for such Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

3.3 Disclosure of Information. Such Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement, or the right of such Purchasers to rely thereon.

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3.4 Investment Experience. Such Purchaser is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such Knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Purchaser also represents that it has not been organized for the purpose of acquiring the Shares pursuant to this Agreement.

3.5 Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale except as set forth in the Investors’ Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.6 No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.7 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may be notated with one or all of the following legends:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(a) Any legend set forth in, or required by, the other Transaction Agreements.

(b) Any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

22

3.8 Accredited Investor. Such Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.9 Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

3.10 CFIUS Foreign Person Status. Such Purchaser is either (a) not a Foreign Person nor controlled by a Foreign Person, or (b) if such Purchaser is a Foreign Person or is controlled by a Foreign Person, to the knowledge of the Purchaser and subject to the Company’s CFIUS representation in Section 2.27 being true and correct in all respects, neither such Purchaser nor any Foreign Person controlling such Purchaser is subject to CFIUS mandatory filing requirements within the meaning of the DPA by reason of its purchase of the Shares or otherwise related to entering into this Agreement.

3.11 No General Solicitation. Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder made a decision to invest in the Shares by reason of any (a) general solicitation by the Company or (b) by reason of any publication or advertisement in connection with the offer and sale of the Shares.

3.12 Exculpation Among Purchasers. Such Purchaser acknowledges that it is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.13 Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of such Purchaser set forth on the Schedule of Purchasers; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its principal place of business is identified in the address or addresses of such Purchaser set forth on the Schedule of Purchasers.

4. Conditions to the Purchasers’ Obligations at Closing. The obligation of each Purchaser to purchase Shares at the First Closing or any Subsequent Closing is, unless waived in writing by such Purchaser, subject to the fulfillment, on or before such Closing, of each of the following conditions:

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4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects as of such Closing.

4.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

4.3 Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5 Opinion of Company Counsel. The Purchasers shall have received from counsel for the Company, an opinion, dated as of the First Closing, containing the opinions set forth in the attached Exhibit H.

4.6 Indemnification Agreements. The Company shall have executed and delivered the Indemnification Agreements.

4.7 Investors’ Rights Agreement. The Company and each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) and the other stockholders of the Company named as parties thereto shall have executed and delivered the Investors’ Rights Agreement.

4.8 Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.9 Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.10 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of the Commonwealth of Puerto Rico on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.11 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at the Closing a certificate certifying (a) the Restated Certificate and Bylaws of the Company as in effect at the Closing, (b) resolutions of the Board of the Company approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements, and (c) resolutions of the stockholders of the Company approving the Restated Certificate.

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4.12 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser, and each Purchaser (or its respective counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.13 Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities and triggered by the issuance of the Series B Preferred Stock.

4.14 Regulation A+ Offering. The Company shall have accepted subscriptions for, issued or agreed to issue no more than 1,126,837 shares of Common Stock pursuant to an offering made by the Company pursuant to Regulation A+, as promulgated under the Securities Act that commenced on July 8, 2022 and on the terms described in the prospectus therefor bearing the same date (the “Regulation A+ Offering”).

4.15 GMV Rights Letter. With respect to purchaser GMV only, the Company and GMV shall have entered into a letter prescribing certain rights of GMV and certain obligations of the Company for the benefit of GMV in form and substance satisfactory to GMV.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to the Purchasers at the First Closing or any Subsequent Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in Section 3 shall be true and correct in all respects as of such Closing.

5.2 Performance. The Purchasers shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

5.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

5.4 Investors’ Rights Agreement. Each Purchaser shall have executed and delivered the Investors’ Rights Agreement.

5.5 Right of First Refusal and Co-Sale Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

5.6 Voting Agreement. Each Purchaser and the other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

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6. Miscellaneous.

6.1 Survival of Warranties. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and each Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Delaware as applied to agreements made and performed therein without reference to its conflicts of law provisions, as it were performed entirely within Delaware.

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue is unreasonable or unjust, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.5 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

26

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and communications to be given to the Purchasers shall be sent to the Purchasers at the address for each set forth on the Schedule of Purchasers. If notice is given to the Company, it shall be sent to 1500 Cordova Road #302, Fort Lauderdale, Florida 33316, Attention: Chief Executive Officer with a copy by email to Teague@energyx.com. If notice is given to GMV, a copy (which copy shall not constitute notice) shall also be given to Honigman LLP, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan 48108, Attention: David Parsigian. Any such party may change such address by written notice given in accordance with this Section 6.7.

6.8 No Finder’s Fees. Each party represents that, except as set forth in Section 2.30 of the Disclosure Schedule, it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9 Fees and Expenses.

(a) The Company shall pay its own costs and expenses with respect to the negotiation, execution, delivery and performance of this Agreement.

(b) Upon the First Closing the Company shall reimburse the reasonable fees and out-of-pocket expenses incurred by GMV in connection with its due diligence investigation of the Company, the fees and expenses of GMV’s counsel, of Honigman LLP, and other fees and expenses incurred by GMV in connection with the transactions contemplated by this Agreement, in an amount not to exceed, in the aggregate, $75,000. The Company shall have no obligation to pay such fees and expenses unless the First Closing shall occur; provided, however, that if the First Closing does not occur by reason of any act or omission of the Company, then the Company shall nonetheless reimburse GMV upon demand for all such fees and expenses.

(c) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Transaction Agreements or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

27

6.10 Amendments and Waivers.

(a) Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchasers holding a majority of the then-outstanding shares of Series B Preferred Stock; provided, however, that the Company may update the Schedule of Purchasers without the consent of any Purchaser as contemplated by Section 1.2(b) of this Agreement to reflect any additional purchases by the Purchaser participating in, or by any Additional Purchasers at, any Subsequent Closing. Notwithstanding the foregoing, Section 6.9(b) of this Agreement and this Section 6.10(a) may not be amended, terminated or waived without the prior written consent of GMV. Any amendment or waiver effected in accordance with this Section 6.10(a) shall be binding upon the Purchasers and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

(b) Subject to Section 6.10(c), any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c) The obligations of the Company and the rights of the holders of the Shares under this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least a majority of the then-outstanding shares of Series B Preferred Stock. Any such waiver effected in accordance with this Section 6.10(c) shall be binding on all parties hereto, even if they do not execute such consent.

6.11 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

28

6.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.14 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures on Following Pages]

29

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES INC.

By	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

GENERAL MOTORS VENTURES LLC

By	/s/ Kent Helfrich
Kent Helfrich
Its President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

ZEN VENTURES INC.

By	/s/ Philip Kim
Name: Philip Kim
Title: President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Geremy Mustard
GEREMY MUSTARD

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Mateo A. Levy
MATEO A. LEVY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Matt Razore
MATT RAZORE

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

BISCAY TRUST, A TEXAS TRUST

BY	/s/ Robert Sek
NAME:	Robert Sek
TITLE:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

THOMAS MILES 2020 LIVING TRUST

By	/s/ Thomas Miles
Name:	Thomas Miles
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

FANG LLC

By	/s/ Farhood Azima
Name:	Farhood Azima
Title:	Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

JCD INVESTMENT VENTURES LLC

By	/s/ Jonathan C. DeLuca
Name:	Jonathan C. DeLuca
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

FORGE TRUST CO. CFBO: PAUL BELLEVILLE IRA877621

By	/s/ Paul Belleville
Name:	Paul Belleville
Title:	Investor

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Robert Paul Johnston
ROBERT PAUL JOHNSTON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

GOJIRA, LLC

By	/s/ Mel Basar
Name: Mel Basar
Title: Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

The parties have executed this Series B Preferred Stock Purchase Agreement as of the date first written above.

PURCHASER:

/s/ Michael Egan Michael Egan

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT

EXHIBIT A

SCHEDULE OF PURCHASERS

FIRST CLOSING:

Purchase Price Paid via Cancellation of Convertible Notes
	Number of Shares of Series B Preferred		(Incl. Accrued Interest and 20% Conversion		Purchase Price Paid
Name and Address of Purchaser	Stock Purchased		Discount)		with Cash
General Motors Ventures LLC	[	*****]			[*****]
[*****]
Zen Ventures Inc.	[	*****]	[	*****]
[*****]
Geremy Mustard	[	*****]	[	*****]
[*****]
Mateo A. Levy	[	*****]	[	*****]
[*****]
Matt Razore	[	*****]	[	*****]
[*****]
Thomas Miles 2020 Living Trust	[	*****]	[	*****]
[*****]
Biscay Trust	[	*****]	[	*****]
[*****]
Robert Hellman	[	*****]	[	*****]
[*****]
Fang LLC	[	*****]	[	*****]
[*****]
JCD Investment Ventures LLC	[	*****]	[	*****]
[*****]
Forge Trust Co. CFBO: Paul Belleville	[	*****]	[	*****]
[*****]
Robert Paul Johnston	[	*****]	[	*****]
[*****]

A-1

Gojira, LLC	[*****]	[*****]
[*****]
Egan Global Management LLC	[*****]	[*****]
[*****]
Michael Egan	[*****]	[*****]
[*****]
TOTAL:	[*****]	[*****]	[*****]

SUBSEQUENT CLOSING; DATE:

Name and Address of Purchaser	Number of Shares of Series B Preferred Stock Purchased	Cash Purchase Price for Shares of Series B Preferred Stock

TOTAL:

A-2

EXHIBIT B

FORM OF FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

[SEE ATTACHED]

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENERGY EXPLORATION TECHNOLOGIES INC.

Energy Exploration Technologies Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”),

DOES HEREBY CERTIFY:

1. That the name of the Corporation is Energy Exploration Technologies Inc., and that the Corporation was originally incorporated pursuant to the General Corporations Act by the filing of its original Certificate of Incorporation with the Department of State of the Commonwealth of Puerto Rico on December 18, 2018 (the “Original Certificate”).

2. That the Corporation amended and restated the Original Certificate in its entirety by filing an Amended and Restated Certificate of Incorporation with the Department of State of the Commonwealth of Puerto Rico on May 8, 2019 (the “First Amended Certificate”).

3. That the Corporation amended and restated the First Amended Certificate in its entirety by filing a Second Amended and Restated Certificate of Incorporation with the Department of State of the Commonwealth of Puerto Rico on November 4, 2020 (the “Second Amended Certificate”).

4. That the Corporation amended and restated the Second Amended Certificate in its entirety by filing a Third Amended and Restated Certificate of Incorporation with the Department of State of the Commonwealth of Puerto Rico on April 6, 2021 (as amended from time to time thereafter, the “Third Amended Certificate”).

5. That the Corporation amended the Third Amended Certificated by filing an Amendment to Third Amended and Restated Certificate of Incorporation with the Department of State of the Government of Puerto Rico on April 16, 2021, and the Second Amendment to Third Amended and Restated Certificate of Incorporation with the Department of State of the Government of Puerto Rico on November 17, 2021.

6. That the Board of Directors duly adopted resolutions proposing to amend and restate the Third Amended Certificate, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Third Amended Certificate be amended and restated in its entirety to read as set forth on EXHIBIT A attached hereto.

7. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Article 7.17 of the General Corporations Act.

8. That this Fourth Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Third Amended Certificate, has been duly adopted in accordance with Article 8.02 and 8.05 of the General Corporations Act.

This Fourth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on December ___, 2022, and I, the undersigned, do certify that the facts herein stated are true.

By	___________________________
Teague Egan
Its Chief Executive Officer

2

EXHIBIT A

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ENERGY EXPLORATION TECHNOLOGIES INC.

FIRST: The name of this corporation is Energy Exploration Technologies Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the Commonwealth of Puerto Rico is 1064 Ponce de Leon, Suite 200, San Juan, Puerto Rico 00907. The name of its registered agent at such address is Giovanni Mendez.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 183,675,260 shares, consisting of two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The Corporation is authorized to issue 138,048,205 shares of Common Stock, $ 0.01 par value per share, and 45,627,055 shares of Preferred Stock, $0.01 par value per share, 21,000,000 shares of which are designated “Founders 1 Preferred Stock,” 10,630,464 shares of which are designated “Series A Preferred Stock” and 13,996,591 shares of which are designated “Series B Preferred Stock.”

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Voting. The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Fourth Amended and Restated Certificate of Incorporation (this “Restated Certificate”) that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this of this Restated Certificate or pursuant to the General Corporations Act. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Article 8.02(B)(2) of the General Corporations Act, 14 P.R. Laws Ann. § 3682(b)(2).

B. PREFERRED STOCK

The rights, preferences, powers, privileges, restrictions, qualifications and limitations of the Series A Preferred Stock and the Series B Preferred Stock (collectively referred to as the “Series A/B Preferred Stock”) and the Founders 1 Preferred Stock, are as set forth below in this Part B of this Article Fourth.

Unless otherwise indicated, references to “Sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth.

1. Dividends.

1.1 From and after the Original Issue Date or, if later, the date of issuance of the applicable shares of Series B Preferred Stock, the holders of then outstanding shares of Series A/B Preferred Stock shall be entitled to receive dividends (the “Accruing Dividends”) at the rate of 6% per annum of the applicable Original Issue Price (as defined below) (the “Dividend Rate”) for each share of Series A/B Preferred Stock, prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of Common Stock payable in shares of Common Stock or Founders 1 Preferred Stock). Accruing Dividends on such shares of Series A/B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A/B Preferred Stock) shall be cumulative and accrue from day to day, whether or not declared by the Corporation’s Board of Directors, and whether or not the Company has assets legally available to make payment of the Accrued Dividends, at a per annum rate equal to the Dividend Rate; provided, however, that the Accruing Dividends shall automatically cease to accrue upon the first to occur of (i) the fifth (5th) anniversary of the Original Issue Date and (ii) the date upon which the Company issues its next series of preferred stock for any amount. If the Accruing Dividends cease to accrue pursuant to the preceding sentence, then from and after such date, the holders of then outstanding shares of Series A/B Preferred Stock shall be entitled to receive, only when, as and if declared by the Board, out of any funds and assets legally available therefor, dividends at the Dividend Rate of the applicable Original Issue Price for each share of Series A/B Preferred Stock, prior and in preference to any declaration or payment of any other dividend (other than dividends on shares of Common Stock payable in shares of Common Stock or Founders 1 Preferred Stock). The right to receive dividends on shares of Series A/B Preferred Stock pursuant to the preceding sentence shall not be cumulative, and no right to dividends shall accrue to holders of Series A/B Preferred Stock by reason of the fact that dividends on said shares are not declared.

1.2 The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Series A/B Preferred Stock then outstanding shall first receive, or simultaneously receive, in addition to the dividends payable pursuant to the foregoing Section 1.1, a dividend on each outstanding share of Series A/B Preferred Stock in an amount at least equal to (i) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A/B Preferred Stock as would equal the product of (A) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock, and (B) the number of shares of Common Stock issuable upon conversion of a share of Series A/B Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend, or (ii) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A/B Preferred Stock determined by (A) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series), and (B) multiplying such fraction by an amount equal to the applicable Original Issue Price; provided, however, that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Series A/B Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A/B Preferred Stock dividend.

For purposes of this Restated Certificate, (a) the “Founders 1 Preferred Original Issue Price” is $0.025, (b) the “Series A Original Issue Price” is $0.81665, (c) the “Series B Original Issue Price” is $4.0000, and (d) “applicable Original Issue Price” refers to (i) the Founders 1 Preferred Original Issue Price for the Founders 1 Preferred Stock, (ii) the Series A Original Issue Price for the Series A Preferred Stock, and (iii) the Series B Original Issue Price for the Series B Preferred Stock, as applicable. The applicable Original Issue Price shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable series of Preferred Stock.

2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1 Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, in each case on a pari passu basis as among each series of Preferred Stock, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, (a) with respect to the Series B Preferred Stock, an amount per share equal to the sum of (i) one and one-half times (1.5x) the Series B Original Issue Price, (ii) any unpaid Accruing Dividends, and (iii) any dividends (other than Accruing Dividends) declared but unpaid thereon, (b) with respect to the Series A Preferred Stock, the greater of (i) an amount per share equal to the Series A Original Issue Price, plus the sum of (A) any unpaid Accruing Dividends thereon, and (B) any dividends (other than Accruing Dividends) declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section

4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event, and (c) with respect to the Founders 1 Preferred Stock, an amount per share equal to the greater of (i) the Founders 1 Preferred Original Issue Price, or (ii) such amount per share as would have been payable had all shares of Founders 1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled under this Section 2.1, the holders of shares of Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2 Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, after the payment in full of all Liquidation Amounts (as defined below) required to be paid to the holders of shares of Preferred Stock pursuant to Section 2.1, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Section 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of the shares of Series B Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such shares of Series B Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Restated Certificate immediately prior to such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event. The per share amount which a holder of a share of Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is hereinafter referred to as the “Liquidation Amount”.

2.3 Deemed Liquidation Events.

2.3.1 Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of a two-thirds in interest of the outstanding shares of Series A/B Preferred Stock (voting or consenting together on an as-converted to Common Stock basis, the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a) a merger or consolidation in which:

(i) the Corporation is a constituent party; or

(ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b) (i) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (ii) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

2.3.2 Effecting a Deemed Liquidation Event.

(a) The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.

(b) In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporations Act within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event (the “Redemption Request”), the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Puerto Rico law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (the “Redemption Date”), to redeem all outstanding shares of Preferred Stock at a price per share equal to the Liquidation Amount (the “Redemption Price”). Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Puerto Rico law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Section 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

(c) In the event the Corporation timely receives a Redemption Request pursuant to this Section 2.3.2, the Corporation shall send written notice of the mandatory redemption (a “Redemption Notice”) to each holder of record of each series of Preferred Stock not less than forty (40) days prior to the date of Redemption Date. Each Redemption Notice shall state (i) the number of shares and series of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice; (ii) the Redemption Date; (iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and (iv) for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated in the Redemption Notice, such holder’s certificate or certificates representing the shares of Preferred Stock to be redeemed. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised such holder’s right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event fewer than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder. If any shares of Preferred Stock are not redeemed for any reason on any Redemption Date, all such unredeemed shares shall remain outstanding and entitled to all the rights and preferences provided herein. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date, the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then, notwithstanding that any certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered to the Corporation, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price, without interest, upon surrender of any such certificate or certificates therefor.

2.3.3 Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board, including the approval of both of the Preferred Directors (as defined below).

2.3.4 Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3. Voting.

3.1 General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2 Election of Directors. The Board shall be comprised of five (5) members to be elected as follows:

3.2.1 The holders of record of the shares of Series B Preferred Stock, exclusively and as a separate class, shall by majority be entitled to elect one director of the Corporation (the “Series B Director”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Series B Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Series B Preferred Stock fail to elect the Series B Director, then the directorship not so filled shall remain vacant until such time as the holders of the Series B Preferred Stock elect the Series B Director by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Series B Preferred Stock, voting or consenting exclusively and as a separate class.

3.2.2 The holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall by majority be entitled to elect one director of the Corporation (the “Series A Director”; together with the Series B Director, the “Preferred Directors”). Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Series A Preferred Stock, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of such stockholders. If the holders of shares of Series A Preferred Stock fail to elect the Series A Director, then the directorship not so filled shall remain vacant until such time as the holders of the Series A Preferred Stock elect the Series A Director by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of the Series A Preferred Stock, voting or consenting exclusively and as a separate class.

3.2.3 The holders of record of the shares of Founders 1 Preferred Stock, exclusively and as a separate class, shall by a majority be entitled to elect one director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Founders 1 Preferred Stock, exclusively and voting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Founders 1 Preferred Stock fail to elect a director pursuant to the first sentence of this Section 3.2.3, then the directorship not so filled shall remain vacant until such time as the holders of Founders 1 Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of Founders 1 Preferred Stock, voting or consenting exclusively and as a separate class.

3.2.4 The holders of record of the shares of Common Stock, exclusively and as a separate class, shall by a majority be entitled to elect one director of the Corporation. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of Common Stock, exclusively and voting as a separate class, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Common Stock fail to elect a director pursuant to the first sentence of this Section 3.2.4, then the directorship not so filled shall remain vacant until such time as the holders of Common Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the holders of Common Stock, voting or consenting exclusively and as a separate class.

3.2.5 The holders of record of the shares of Common Stock and Preferred Stock, shall be entitled to elect the remaining director of the Corporation, voting or consenting together as a single class on an as-converted to Common Stock basis.

3.2.6 At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3.2.

3.3 Preferred Stock Protective Provisions. At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.

3.3.1 liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event or effect any SPAC Business Combination (as hereinafter defined), or consent to any of the foregoing;

3.3.2 amend, alter or repeal any provision of this Restated Certificate or Bylaws of the Corporation to either (a) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Series B Preferred Stock with respect to its rights, preferences and privileges or (b) in any other manner that adversely affects the powers, preferences or rights of the Series B Preferred Stock;

3.3.3 create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including, without limitation, obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money either (a) in excess of $10 million for any single incurrence of debt, or (b) if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $20 million, other than equipment leases and bank lines of credit incurred with the approval of the Board, including both of the Preferred Directors;

3.3.4 make any capital expenditure in excess of $10 million individually or $20 million in the aggregate that are not contemplated by the then Board-approved and current annual operating budget, unless such capital expenditure shall have been approved by the Board, including both of the Preferred Directors;

3.3.5 purchase or redeem (or permit any subsidiary to purchase or redeem) any shares of capital stock of the Corporation other than (i) redemptions of the Preferred Stock as expressly authorized in this Restated Certificate, and (ii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of fair market value or the original purchase price thereof;

3.3.6 pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation prior to the Series B Preferred Stock;

3.3.7 license or transfer all or any portion of any intellectual property rights of the Corporation, other than non-exclusive licenses granted in the ordinary course of the Corporation’s business;

3.3.8 cause or permit any of its subsidiaries to sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens;

3.3.9 make any loan or advance to any person or entity, including, without limitation, any employee or director, except advances and similar expenditures in the ordinary course of business or under the terms of an employee share or option plan approved by the Board;

3.3.10 guaranty all or any portion of the debt of any third party, other than wholly-owned subsidiaries of the Corporation;

3.3.11 create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.12 make any material modification in the nature of the business of the Corporation or add any new line of business unrelated to the business then being conducted by the Corporation;

3.3.13 create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan, including, without limitation, increasing the number of shares reserved under any such plan;

3.3.14 increase the authorized number of shares of Preferred Stock or Common Stock;

3.3.15 change the number of votes entitled to be cast by any director or directors on any matter;

3.3.16 make any change in the rights or privileges appurtenant to the Preferred Stock;

3.3.17 accept subscriptions for, issue or agree to issue an aggregate of more than 2,146,485 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Corporation after the date hereof) pursuant to subscriptions for the purchase of Common Stock in respect of the offering made by the Company pursuant to Regulation A+, as promulgated under the Securities Act of 1933, as amended, which commenced on July 8, 2022 on the terms described in the prospectus therefor bearing the same date, including, for this purpose, subscriptions accepted as of the date hereof; or

3.3.18 agree or commit to any of the foregoing actions without conditioning such consent, agreement or commitment upon obtaining the approval of the Requisite Holders required by this Section 3.3.

The foregoing actions by the Corporation, however, shall automatically cease to require the consent of the Requisite Holders upon the first to occur of the following: (a) at such time as the number of outstanding shares of Series A Preferred Stock and Series B Preferred Stock collectively represent less than five percent (5%) of the total number of outstanding shares of the Corporation’s capital stock on as converted to Common Stock basis, or (b) the closing of a subsequent issuance of shares of capital stock at a pre-money valuation which exceeds $2.0 billion for an aggregate purchase price of not less than $100 million, excluding the conversion value of any convertible securities converting into capital stock in connection therewith.

4. Optional Conversion. The holders of the Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the applicable Conversion Price (as defined below) in effect at the time of conversion. The “applicable Conversion Price” for each series of Preferred Stock shall initially be equal to the applicable Original Issue Price of such series of Preferred Stock. Such applicable Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided, however, that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2.1 to holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent, and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, an agreement executed by the registered holder to indemnify the Corporation from any loss incurred by such holder in connection with such certificates (such agreement, in a form satisfactory to the Corporation, an “Affidavit and Indemnity”)), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or an Affidavit and Indemnity) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or such holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action which would cause an adjustment reducing the applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Preferred Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted applicable Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to applicable Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock, and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i) as to any series of Preferred Stock shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

(ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii) shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board, including the approval of both of the Preferred Directors; or

(iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security.

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d) “Original Issue Date” shall mean the date of first issuance of the Series B Preferred Stock.

4.4.2 No Adjustment of applicable Conversion Price. No adjustment in the applicable Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice or waiver of such adjustment from the Requisite Holders agreeing to the effect that no such adjustment be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security, or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such applicable Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, or (ii) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4, the applicable Conversion Price shall be readjusted to such applicable Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the applicable Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the applicable Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4 Adjustment of applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance, then the applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(b) “CP1” shall mean the applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be determined as follows:

(a) Cash and Property. Such consideration shall:

(i) insofar as it consists of cash, be equal to the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii) insofar as it consists of property other than cash, be equal to the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, calculated as provided in clauses (i) and (ii) above and as determined in good faith by the Board.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3 and relating to Options and Convertible Securities, shall be determined by dividing:

(i) The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the applicable Conversion Price pursuant to the terms of Section 4.4.4, then, upon the final such issuance, the applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the applicable Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the applicable Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect by a fraction (a) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution. Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (ii) that no such adjustment shall be made if the holders of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of

Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the applicable Conversion Price then in effect, and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock.

4.10 Notice of Record Date. In the event (a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon the first to occur of (a) the closing of the sale of shares of Common Stock to the public at a price per share of at least three times (3x) the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $150 million of gross proceeds to the Corporation and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s Global Market, the New York Stock Exchange or another exchange or marketplace approved by the Board, including the approval of both of the Preferred Directors, (b) the Corporation’s initial listing of its Common Stock on the Nasdaq Stock Market’s National Market or the New York Stock Exchange or another exchange or marketplace unanimously approved by the Board, including the approval of both of the Preferred Directors, by means of a registration statement filed by the Corporation with the Securities and Exchange Commission that registers shares of existing capital stock of the Corporation for resale at a price per share of at least three times (3x) the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) which results in aggregate consideration to the Corporation and the selling stockholders of at least $150 million, (c) the Corporation’s completion of a merger, acquisition, business combination, consolidation or share exchange with a special purpose acquisition company or similar entity or any subsidiary of the foregoing in which the common stock (or similar securities) of the surviving or parent entity are listed (such entity, the “SPAC”) on the New York Stock Exchange or the Nasdaq Stock Market or another exchange or marketplace where such exchange or marketplace has been unanimously approved by the Board of Directors (a “SPAC Business Combination”), and in connection with which the SPAC receives cash, and/or cash equivalents, at an implied price per share of at least three times (3x) the Series B Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock) with aggregate proceeds to the Company’s stockholders of at least $150 million, or (d) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of

Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, an Affidavit and Indemnity to the Corporation) at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or an Affidavit and Indemnity) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or an Affidavit and Indemnity) for Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to such holder’s nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

7. Waiver. Any of the rights, powers, preferences and other terms of the Series A/B Preferred Stock set forth herein may be waived on behalf of all holders of Series A/B Preferred Stock by the affirmative written consent or vote of the Requisite Holders.

8. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporations Act, and shall be deemed sent upon such mailing or electronic transmission.

FIFTH: Subject to any additional vote required by this Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH: Subject to any additional vote, restriction or limitation set forth in this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: Meetings of stockholders may be held within or without the Commonwealth of Puerto Rico, as the Bylaws of the Corporation may provide. The books of the Corporation shall be kept within the Commonwealth of Puerto Rico, to the extent required by the General Corporations Act, at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporations Act or any other law of the Commonwealth of Puerto Rico is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporations Act as so amended. Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH: To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of the Corporation (and any other persons to which General Corporations Act permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Article 4.08 of the General Corporations Act. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers, employees and other persons under the provisions of this Article Tenth or the documents referred to in this Article Tenth; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article Tenth. Any repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or increase the liability of any person with respect to any acts or omissions of such person occurring prior to, such repeal or modification. The rights provided hereunder shall inure to the benefit of the person entitled to the benefit thereof and such person’s heirs, executors and administrators.

ELEVENTH: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in the immediately foregoing clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability. Notwithstanding anything to the contrary contained elsewhere in this Certificate of Incorporation, the affirmative vote of the Requisite Holders will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum, any court of competent jurisdiction in the Commonwealth of Puerto Rico shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the General Corporations Act or this Certificate of Incorporation or Bylaws of the Corporation or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of clauses (i) through (iv) above, any claim as to which a court of competent jurisdiction in the Commonwealth of Puerto Rico determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court of competent jurisdiction in the Commonwealth of Puerto Rico, or for which such court does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

*    *     *

EXHIBIT C

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Series B Preferred Stock Purchase Agreement, dated as of December __, 2022 (the “Agreement”), between Energy Exploration Technologies Inc. and the Purchasers listed on the Schedule of Purchasers thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is readily apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the Ordinary Course, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their respective counsel.

[SEE ATTACHED]

Section 2.2(c) (Capitalization)

[*****]

1.

See Excel spreadsheet titled “EnergyX Outstanding Stock Award Vesting Schedules” which has been attached to the cover email. We note that the option award agreements for the key employees have been uploaded to folder 7.3.2 of the Data Room.

2.	Restricted Stock Awards

Stakeholder	Shares	Issue Date	Vesting Schedule
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]
[*****]			[*****]
[*****]	[*****]	[*****]	[*****]
[*****]
[*****]	[*****]	[*****]	[*****]
[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]

3.	Warrant, dated as of June 10, 2021, between Energy Exploration Technologies, Inc. and Capitol Counsel, LLC (see document 5.6.1 of the Data Room).

4.	Warrant, dated as of December 31, 2021, between Energy Exploration Technologies, Inc. and Capitol Counsel, LLC (see document 5.6.2 of the Data Room).

2

5.

See Section 2.10(b) of this Disclosure Schedule for a list of convertible note instruments issued by the Company to date. The convertible notes allow the Company to convert the notes into shares of preferred stock upon a subsequent sale of preferred stock.

6.

All of the Company’s employees and contractors, other than those listed below, have option award agreements with a lock-up period not to exceed 180 days. The employees listed below have option awards that are not subject to any lock-up period.

a.	[*****]

b.	[*****]

c.	[*****]

d.	[*****]

e.	[*****]

f.	[*****]

g.	[*****]

h.	[*****]

i.	[*****]

3

Section 2.2(d) (Accelerated Vesting)

1.	The following employees’ option award agreements allow for full accelerated vesting of all outstanding options upon a change of control or go-public event.

a.	[*****]

b.	[*****]

c.	[*****]

d.	[*****]

e.	[*****]

f.	[*****]

g.	[*****]

h.	[*****]

i.	[*****]

j.	[*****]

k.	[*****]

4

Section 2.8(a) (Company Intellectual Property)

1.	See Excel spreadsheet titled “EnergyX Intellectual Property Schedule” which has been attached to the cover email.

5

Sections 2.8(b) and 2.8(c) (Licensed Intellectual Property)

1.

The Company is licensing patents from the University of Oslo, but the technology is no longer being utilized and there are no fees or other ongoing economic obligations on the Company. We do not expect to use the technologies covered by these patents in the future (See folder 6.9 of the Data Room; Patent #s 24, 25 and 26 on the Excel IP schedule).

6

Section 2.8(e) (Employee IP Assignment)

1.

All employees and contractors/consultants of the Company are required to sign employment or contractor agreements that contain work product and IP assignment provisions. In addition, once any patents are filed, the inventor employee is required to assign his/her patent rights to the company soon thereafter.

7

Section 2.8(e) (Default under any lease, agreement, contract or purchase order)

1. None.

8

Section 2.10(a) (Material Agreements)

1.	Lease, dated as of October 12, 2022, between Energy Exploration Technologies, Inc. and Austin TX I SGF, LLC. (see document 7.7.7 in the Data Room).

2.	Commercial Center Lease Agreement, dated as of June 1, 2021, between Energy Exploration Technologies, Inc. and Headway Property, LLC, as amended. (see document 7.7.2 in the Data Room).

3.	Lease Agreement, dated as of July 16, 2021, between Energy Exploration Technologies, Inc. and Agellan Commercial REIT U.S. L.P. (see document 7.7.1 in the Data Room).

4.	Strategic Partnership Agreement, currently undated and unexecuted, between Energy Exploration Technologies, Inc. and General Motors LLC.

5.	Share Purchase Agreement, dated as of April 9, 2022, by and among Energy Exploration Technologies, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (see document 3.1.1.1 of the Data Room).

9

Section 2.10(b) (Indebtedness)

All convertible notes provide for a 7.0% interest rate with a conversion discount of 15.0%.

1.	Convertible Promissory Note, dated as of September 7, 2022, between Energy Exploration Technologies, Inc. and Egan Global Management LLC (see document 5.5.14 in the Data Room).

2.	Convertible Promissory Note, dated as of September 7, 2022, between Energy Exploration Technologies, Inc. and Michael Egan (see document 5.5.13 in the Data Room).

3.	Convertible Promissory Note, dated as of July 7, 2021, between Energy Exploration Technologies, Inc. and Zen Ventures, Inc. (see document 5.5.12 in the Data Room).

4.	Convertible Promissory Note, dated as of November 23, 2021, between Energy Exploration Technologies, Inc. and Thomas Miles 2020 living trust (see document 5.5.11 in the Data Room).

5.	Convertible Promissory Note, dated as of November 17, 2021, between Energy Exploration Technologies, Inc. and Biscay Trust (see document 5.5.10 in the Data Room).

6.	Convertible Promissory Note, dated as of December 30, 2021, between Energy Exploration Technologies, Inc. and Robert Paul Johnston (see document 5.5.9 in the Data Room).

7.	Convertible Promissory Note, dated as of December 1, 2021, between Energy Exploration Technologies, Inc. and Robert B. Hellman, Jr. (see document 5.5.8 in the Data Room).

8.	Convertible Promissory Note, dated as of December 23, 2021, between Energy Exploration Technologies, Inc. and Forge Trust Co. (see document 5.5.7 in the Data Room).

9.	Convertible Promissory Note, dated as of November 11, 2021, between Energy Exploration Technologies, Inc. and Matt Razore (see document 5.5.6 in the Data Room).

10.	Convertible Promissory Note, dated as of November 3, 2021, between Energy Exploration Technologies, Inc. and Mateo A. Levy (see document 5.5.5 in the Data Room).

11.	Convertible Promissory Note, dated as of December 12, 2021, between Energy Exploration Technologies, Inc. and JCD Investment Ventures LLC (see document 5.5.4 in the Data Room).

12.	Convertible Promissory Note, dated as of January 24, 2022, between Energy Exploration Technologies, Inc. and Gojira, LLC (see document 5.5.3 in the Data Room).

13.	Convertible Promissory Note, dated as of October 29, 2021, between Energy Exploration Technologies, Inc. and Geremy Mustard (see document 5.5.2 in the Data Room).

14.	Convertible Promissory Note, dated as of December 16, 2021, between Energy Exploration Technologies, Inc. and Fang LLC (see document 5.5.1 in the Data Room).

15.	Irrevocable Standby Letter of Credit, dated as of October 17, 2022, issued by UBS Financial Services Inc. for the benefit of Austin TX I SGF, LLC (see document 7.7.6 in the Data Room).

10

Section 2.11(a) (Affiliate Transactions)

1. None.

11

Section 2.11(b) (Affiliate Indebtedness)

1.	Convertible Promissory Note, dated as of September 7, 2022, between Energy Exploration Technologies, Inc. and Egan Global Management LLC (see document 5.5.14 in the Data Room).

2.	Convertible Promissory Note, dated as of September 7, 2022, between Energy Exploration Technologies, Inc. and Michael Egan (see document 5.5.13 in the Data Room).

12

Section 2.12 (Rights of Registration and Voting Rights)

1.

All stock option award agreements and restricted stock award agreements contain tag-along, and in many cases, drag-along provisions. The agreements generally require the option holder to vote in favor of any sales transaction.

13

Section 2.15 (Financial Statements)

1.

There have not been any material changes to the financial statements or other recent events such that disclosure would be required herein pursuant to the representations and warranties set forth in section 2.15 of the Agreement. We note that Teague Egan and Mike Egan have executed convertible notes in September of 2022.

a.	Convertible Promissory Note, dated as of September 7, 2022, between Energy Exploration Technologies, Inc. and Egan Global Management LLC (see document 5.5.14 in the Data Room).

b.	Convertible Promissory Note, dated as of September 7, 2022, between Energy Exploration Technologies, Inc. and Michael Egan (see document 5.5.13 in the Data Room).

14

Section 2.16(a) (Compensation):

1.	For calendar year 2022, please see below the aggregate expected compensation for employees/contractors expected to be paid in excess of $100,000.

Name	Salary to date	Bonus	Relocation Allowance	Total	By end of 2022
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

2.	For calendar year 2021, the following employees were paid in excess of $100,000:
a.	[*****]
b.	[*****]
c.	[*****]
d.	[*****]
i.	[*****]

15

Section 2.16(c) (Delinquent Payments to Employees/Consultants/Contractors)

1.	None.

16

Section 2.16(d) (Severance):

1.	None.

17

Section 2.16(g) (ERISA):

1.	Please see folder 7.11 of the Data Room where we have uploaded our health, life, vision and dental group insurance summaries.

18

Section 2.30 (Brokers and Finders)

1.	Advisory Agreement, dated as of July 15, 2022, between Energy Exploration Technologies, Inc. and GT Securities, Inc.[1]

a.

Term: July 15, 2022 (the “Effective Date”) to the earlier of (i) closing of Series B and Series C Preferred Stock offerings and closing of any project financing transactions and (ii) one year anniversary of the Effective Date.

b.

Compensation: 4.0% of the aggregate amount of private capital accepted by the Company from Target Investors (defined below) in respect of (i) the Company’s Series B and Series C Preferred Stock offerings, including but not limited to sale of equity, equity-linked convertible debt or other debt instruments and (ii) any project financing transactions, in each case, as a result of GT Securities, Inc. being “materially and directly responsible” for the securement of such capital. The Advisory Agreement provides for an 18-month tail period, in the event that a Target Investor invests in the Company post-termination or post-closing of the capital raises set forth in prongs (i) and (ii) above.

“Target Investors” is appended to the Advisory Agreement as Exhibit B and currently lists two potential investors, neither of whom the Company expects to participate in the anticipated closing of the Series B Preferred Stock offering.

c.	Indemnification. Standard mutual indemnification provision.

d.	Exclusivity: None.

e.	Termination: No termination right for either party.

1 This advisor is not due to receive any fees or compensation in connection with the anticipated closing of the Preferred Series B Stock offering due to the fact that it did not make introductions or otherwise assist in the capital raise of any of the current prospective investors.

19

EXHIBIT D

FORM OF INDEMNIFICATION AGREEMENT

[SEE ATTACHED]

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of [•], 2022 between ENERGY EXPLORATION TECHNOLOGIES INC., a Puerto Rico corporation (the “Company”), and [NAME OF DIRECTOR] (“Indemnitee”).

RECITALS

Highly competent persons have become more reluctant to serve corporations as directors and officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

The Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws and Certificate of Incorporation of the Company authorize the indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the Puerto Rico General Corporations Act of 2009, as amended (the “General Corporations Act”). The Bylaws, Certificate of Incorporation and the General Corporations Act expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification.

The uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons.

The Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future.

It is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified.

This Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Indemnitee does not regard the protection available under the Company’s Bylaws and Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified.

[FOR FUND INVESTORS ONLY: Indemnitee may have certain rights to indemnification and/or insurance provided by the Fund Indemnitors (as hereinafter defined) which Indemnitee and the Fund Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.]

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof.

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but

2

is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d) Indemnification of Appointing Stockholder. If (i) Indemnitee is or was affiliated with one or more venture capital funds that has invested in the Company (an “Appointing Stockholder”), (ii) the Appointing Stockholder is, or is threatened to be made, a party to or a participant in any Proceeding, and (iii) the Appointing Stockholder’s involvement in the Proceeding results from any claim based on the Indemnitee’s service to the Company as a director or other fiduciary of the Company, the Appointing Stockholder will be entitled to indemnification hereunder for Expenses to the same extent as Indemnitee, and the terms of this Agreement as they relate to procedures for indemnification of Indemnitee and advancement of Expenses shall apply to any such indemnification of Appointing Stockholder.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with

3

Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. This Section Error! Reference source not found. shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section Error! Reference source not found..

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6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the General Corporations Act and public policy of the Commonwealth of Puerto Rico. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a), a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board (1) by a majority vote of the Disinterested Directors (as defined in Section 13), even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company. For purposes hereof, Disinterested Directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b), the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 13, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b). The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

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(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under this Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, however, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

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(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee’s right to seek any such adjudication.

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(b) In the event that a determination shall have been made pursuant to Section 6(b) that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, if, in the case of indemnification, Indemnitee is wholly successful on the underlying claims; if Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent Indemnitee is successful on such underlying claims or otherwise as permitted by law, whichever is greater.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this

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Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the General Corporations Act, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) [FOR FUND DESIGNEE DIRECTORS ONLY] The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by [NAME OF FUND] and/or its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws of the Company (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 8(c).

(d) [Except as provided in paragraph (c) above,] in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Fund Indemnitors)], who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

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(e) [Except as provided in paragraph (c) above,] the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) [Except as provided in paragraph (c) above,] the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, provided, that the foregoing shall not affect the rights of Indemnitee [or the Fund Indemnitors set forth in Section 8(c)]; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

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11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

13. Definitions. For purposes of this Agreement:

(a) “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

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(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 to enforce his rights under this Agreement.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee or Appointing Stockholder shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee and Appointing Stockholder indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

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17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:

Energy Exploration Technologies Inc.

1500 Cordova Road #302

Fort Lauderdale, Florida 33316

Attn: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[Signatures on Following Page(s)]

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The parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

ENERGY EXPLORATION TECHNOLOGIES INC.

By:	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

INDEMNITEE

[NAME OF INDEMNITEE]

Address of Indemnitee:

46037296

INDEMNIFICATION AGREEMENT

SIGNATURE PAGE

EXHIBIT E

FORM OF INVESTORS’ RIGHTS AGREEMENT

[SEE ATTACHED]

ENERGY EXPLORATION TECHNOLOGIES INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

TABLE OF CONTENTS

1.	Definitions		1

2.	Registration Rights		5

	2.1	Demand Registration	5
	2.2	Company Registration	7
	2.3	Underwriting Requirements	7
	2.4	Obligations of the Company	9
	2.5	Furnish Information	11
	2.6	Expenses of Registration	11
	2.7	Delay of Registration	11
	2.8	Indemnification	11
	2.9	Reports Under Exchange Act	13
	2.10	Limitations on Subsequent Registration Rights	14
	2.11	“Market Stand-off” Agreement	14
	2.12	Termination of Registration Rights	15
	2.13	Restrictions on Transfer	15

3.	Information Rights		17

	3.1	Required Information	17
	3.2	Inspection	18
	3.3	Termination of Information	18
	3.4	Confidentiality	18
	3.5	Limitation on Foreign Person Investors	19

4.	Rights to Future Stock Issuances		19

	4.1	Right of First Offer	19
	4.2	Termination	20

5.	Additional Covenants		21

	5.1	D&O Insurance	21
	5.2	Employee Agreements	21
	5.3	Employee Stock Grants	21
	5.4	Qualified Small Business Stock	22
	5.5	Anti-Bribery	22
	5.6	Cybersecurity	22
	5.7	Foreign Person Investors	23
	5.8	Board Matters	23
	5.9	Indemnification Matters	24
	5.10	Successor Indemnification	24
	5.11	Right to Conduct Activities	24
	5.12	Reg A+ Offering	25
	5.13	Anti-Corruption and Compliance Policies	25
	5.14	Survival and Termination of Covenants	25

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6.	Miscellaneous		25

	6.1	Successors and Assigns	25
	6.2	Governing Law	26
	6.3	Titles and Subtitles	26
	6.4	Notices	26
	6.5	Amendments and Waivers	27
	6.6	Severability	28
	6.7	Aggregation of Stock; Apportionment	28
	6.8	Additional Investors	28
	6.9	Entire Agreement	28
	6.10	Dispute Resolution	28
	6.11	WAIVER OF JURY TRIAL	28
	6.12	Delays or Omissions	29
	6.13	Counterparts	29

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of December 21, 2022, by and among ENERGY EXPLORATION TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”), and each of the investors listed on Schedule A hereto (each an “Investor” and, collectively, the “Investors”, including any additional purchaser of Series B Preferred Stock (as hereinafter defined) that becomes a party to this Agreement in accordance with Section 6.8).

RECITALS

WHEREAS, certain of the Investors are holders of shares of the Company’s Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and such Investors (the “Existing Investors”) are party to that certain Investors’ Rights Agreement, dated as of April 1, 2021, among the Company and the Existing Investors (the “Prior Agreement”);

WHEREAS, the Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and the Existing Investors holding a majority of the Registrable Securities (as such term is defined in the Prior Agreement); and

WHEREAS, the Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”; together with the Series A Preferred Stock, the “Preferred Stock”).

WHEREAS, the Existing Investors holding a majority of the Registrable Securities of the Company have agreed to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

WHEREAS, pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company has agreed to provide the Investors with the rights provided in this Agreement in lieu of those set forth in the Prior Agreement.

NOW, THEREFORE, the Company and the Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows:

1. Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the following meanings:

1.1 “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or other investment fund now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

1.2 “Anti-Corruption Laws” means all anti-corruption laws and regulations applicable to the parties, including:

(a) The United Nations Convention Against Corruption;

(b) The OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions;

(c) FCPA (as defined below);

(d) UK Bribery Act 2010; and

(e) for each party, the anti-corruption laws in force in the country (a) of such party’s and such party’s ultimate parent company’s place of incorporation, principal place of business, (b) of the place of registration under applicable securities laws if such party is an issuer of registrable securities, and (c) of the performance of this Agreement.

1.3 “Anti-Money Laundering Laws” or “AML” means all the applicable national anti-money laundering regulations of the countries in which the parties operate.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Common Stock” means the Company’s common stock, par value $0.01 per share.

1.6 “Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the business of developing technology for lithium extraction, but shall not include any financial investment firm or collective investment vehicle that, together with its Affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and does not, nor do any of its Affiliates, have a right to designate any members of the board of directors of any Competitor; provided, however, that in no event shall GMV nor any of its Affiliate be deemed a Competitor for any purpose under this Agreement.

1.7 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.8 “Deemed Liquidation Event” means that term as it is defined in the Restated Certificate.

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1.9 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.10 “Direct Listing” means a direct offering by the Company of its Common Stock by listing the same on a national securities exchange by means of an effective registration statement filed by the Company with the SEC that is not firmly underwritten; any and all provisions in this Agreement relating to an underwritten offering or underwriters contained in this Agreement shall not apply to a Direct Listing.

1.11 “DPA” means Section 721 of the Defense Production Act, as amended, including all implementing regulations thereof.

1.12 “DPA Triggering Rights” means (a) “control” (as defined in the DPA); (b) access to any “material non-public technical information” (as defined in the DPA) in the possession of the Company; (c) membership or observer rights on the Board or equivalent governing body of the Company or the right to nominate an individual to a position on the Board or equivalent governing body of the Company; (d) any involvement, other than through the voting of shares, in substantive decision-making of the Company regarding (i) the use, development, acquisition or release of any Company “critical technology” (as defined in the DPA); (ii) the use, development, acquisition, safekeeping, or release of “sensitive personal data” (as defined in the DPA) of U.S. citizens maintained or collected by the Company, or (iii) the management, operation, manufacture, or supply of “covered investment critical infrastructure” (as defined in the DPA).

1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.14 “Excluded Registration” means (a) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.15 “FOIA Party” means a Person that, in the reasonable determination of the Board, may be subject to, and thereby required to disclose non-public information furnished by or relating to the Company under, the Freedom of Information Act, 5 U.S.C. 552 (“FOIA”), any state public records access law, any state or other jurisdiction’s laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement.

1.16 “Foreign Person” means either (a) a Person or government that is a “foreign person” within the meaning of the DPA or (b) a Person through whose investment a “foreign person” within the meaning of the DPA would obtain any DPA Triggering Rights.

1.17 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

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1.18 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.19 “Free Writing Prospectus” means a free-writing prospectus, as defined in Securities Act Rule 405.

1.20 “GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

1.21 “GMV” means General Motors Ventures LLC, together with its Affiliates.

1.22 “Holder” means any holder of Registrable Securities that is a party to this

Agreement.

1.23 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

1.24 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under Section 2.1.

1.25 “IPO” means, only if a Direct Listing has not already occurred, the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.26 “Key Employee” means any management-level employee as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.27 “Major Investor” means, as of the time determined, any Investor that holds at least 2,000,000 shares of Preferred Stock of the Company (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Company after the date hereof).

1.28 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.29 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.30 “Preferred Directors” means, collectively, the director elected exclusively by the holders of Series A Preferred Stock as a separate class and the director elected exclusively by the holders of Series B Preferred Stock as a separate class, in each case as provided in the Restated Certificate.

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1.31 “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Preferred Stock; (b) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by any Investor after the date hereof; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the capital stock referenced in the foregoing clauses (a) or (b), excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.12.

1.32 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.33 “Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

1.34 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Section 2.13(b).

1.35 “SEC” means the Securities and Exchange Commission.

1.36 “SEC Rule 144” means Rule 144 promulgated by the SEC under the

Securities Act.

1.37 “SEC Rule 145” means Rule 145 promulgated by the SEC under the

Securities Act.

1.38 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.39 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.40 “Termination Date” means first to occur of (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

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(a) Form S-1 Demand. If at any time after the earlier of (i) the date that is four (4) years after the date of this Agreement, or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO or the initial Direct Listing, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to a portion of the Registrable Securities then outstanding and provided that the anticipated aggregate offering price, net of Selling Expenses, of such Registrable Securities would exceed $15 million, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3; provided, however, that this right to request the filing of a Form S-1 registration statement shall not be made available to any Holder that is a Foreign Person.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3.

(c) Notwithstanding the Company’s obligations under Section 2.1(a) and 2.1(b), if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than sixty (60) days after the request of the Initiating Holders was given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further, however that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period, other than an Excluded Registration.

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(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration; provided, however, that (A) the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (B) if the Company has effected one registration pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) (x) unless not less than seventy-five percent (75%) of all Registrable Securities requested to be registered are included in a registration to be effected under Section 2.1(a); and (y) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, however, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders, but excluding (a) a registration relating to a demand pursuant to Section 2.1, or (b) an Excluded Registration) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash, the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board,

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including both of the Preferred Directors, and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities, except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder, absent such Holder’s fraud or intentional misrepresentation. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the

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number of Registrable Securities included in the offering be reduced below thirty-five percent (35%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than sixty-five percent (65%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

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(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided, however, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(j) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

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(k) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus (or Free Writing Prospectus).

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $35,000 of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further, however, that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company shall indemnify and hold harmless each selling Holder, the partners, members, officers, directors and stockholders of each such Holder, legal counsel and accountants for each such Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or

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underwriter or, in the case of a Direct Listing, any financial advisor retained by the Company to assist in effecting such Direct Listing, within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claim or proceeding from which Damages may result as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed; nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, shall indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act) or financial advisory in a Direct Listing, any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further, however, that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Section 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder, as determined by a court of competent jurisdiction in a decision not subject to appeal.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action.

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(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate Damages to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such actual or potential Damages, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further, however, that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder, as determined by a court of competent jurisdiction in a decision not subject to appeal.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

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(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided, however, that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 6.8.

2.11 “Market Stand-off” Agreement. Each Holder agrees that such Holder will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus or Free Writing Prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports, and (b) analyst recommendations and opinions, including, without limitation, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than an IPO, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any

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securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration for that offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in either of the foregoing clauses (i) or (ii) is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Affiliate or trust for the direct or indirect benefit of the Holder or any Immediate Family Member of the Holder, provided that any such Affiliate or trustee of such trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the number of shares subject to such agreements.

2.12 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Sections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event;

(b) following the consummation of the IPO or Direct Listing, such Holder (i) can sell all shares held by such Holder in compliance with Rule 144(b)(1)(i), or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144; or

(c) the fourth (4th) anniversary of the first to occur of the IPO or the initial Direct Listing.

2.13 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act and the Puerto Rico Securities Act, as amended. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the

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Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO or the initial Direct Listing, SEC Rule 144, in each case, to be bound by the terms of this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in the foregoing clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.13(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.13.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, such holder thereof shall give notice to the Company of such holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such holder distributes Restricted Securities to an Affiliate of such holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.13. Each certificate,

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instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.13(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

3. Information Rights.

3.1 Required Information. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within one-hundred twenty (120) days after the end of each fiscal year of the Company thereafter, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of at least regionally recognized standing selected by the Company, all prepared in accordance with GAAP;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, certified by the Company’s chief executive or financial officer as being true, correct and complete; and all prepared in accordance with GAAP and certified as accurate and complete by Company management (except that such financial statements (i) may be subject to normal year-end audit adjustments; and (ii) need not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, a capitalization table for the Company showing a summary of the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit such Major Investor to calculate its percentage equity ownership in the Company, certified by the Company’s chief executive or financial officer as being true, correct and complete;

(d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget for the next fiscal year that has been approved by the Board, including both of the Preferred Directors, and that has been prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

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(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request and that does not require the Company to incur unreasonable effort or expense; provided, however, that the Company shall not be obligated under this Section 3.1 to provide information (A) to a Competitor, (B) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (C) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement with the SEC if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided, however, that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor that is not a Competitor and its representatives (including, without limitation, its lawyers and accountants), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel. Subject to the foregoing proviso, the Company shall make such books and records available for inspection by such Major Investors and their representatives as such Major Investors shall designate in writing to the Company upon giving notice of any such inspection.

3.3 Termination of Information. The covenants set forth in Section 3.1 and Section 3.2 shall terminate and be of no further force or effect upon the Termination Date.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor or make decisions with respect to its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including, without limitation, notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by such Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to

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the extent reasonably necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that such Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.5 Limitation on Foreign Person Investors. Notwithstanding the covenants set forth in Section 3.1 and Section 3.2, the Company shall not provide any Investor that is a Foreign Person access to any “material non-public technical information” within the meaning of the DPA, except as provided in Section 5.7.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer that portion of such New Securities prescribed by Section 4.1(b) to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Major Investor (“Investor Beneficial Owners”); provided that each such Affiliate or Investor Beneficial Owner (x) is not a Competitor or FOIA Party, unless such party’s purchase of New Securities is otherwise consented to by the Board, (y) agrees to enter into this Agreement and the Voting Agreement of even date herewith among the Company, the Investors and the other Company stockholders party thereto, as an “Investor” under each such agreement (provided that any Competitor or FOIA Party shall not be entitled to any rights as a Major Investor under Sections 3.1, 3.2 and 4.1 hereof), and (z) agrees to purchase at least such number of New Securities as are allocable hereunder to the Major Investor holding the fewest number of shares of Preferred Stock and any other Derivative Securities.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Investor) bears to the total Common Stock of the Company then outstanding (assuming conversion and/or exercise, as applicable, of all Preferred Stock and any other Derivative Securities then outstanding). At the expiration of such twenty (20) day period, the Company shall promptly notify

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each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors that desire to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d) The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Restated Certificate); (ii) shares of Common Stock issued in the IPO; (iii) the issuance of additional shares of Series B Preferred Stock after the date of this Agreement pursuant to Section 1.3 of the Purchase Agreement, or (iv) any Investor that is a Foreign Person and as to which the operation of this Section 4.1 could result in such Investor obtaining greater than nine and nine-tenths percent (9.9%) of the outstanding voting shares of the Company.

(e) Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 4.1, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Section 4.1(b) before giving effect to the issuance of such New Securities.

4.2 Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect upon the Termination Date.

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5. Additional Covenants.

5.1 D&O Insurance. The Company shall, within thirty (30) days after the date hereof, obtain from financially sound and reputable insurers directors and officers liability insurance, in a coverage amount and on terms and conditions satisfactory to the Board, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.

5.2 Employee Agreements. The Company will cause (i) each Person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and inventions assignment agreement; and (ii) each Key Employee to enter into a noncompetition and non-solicitation agreement, substantially in the form approved by the Board. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of both of the Preferred Directors.

5.3 Employee Stock Grants. Unless otherwise approved by the Board, including both of the Preferred Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof (each, without distinction, an “Award”) shall be required to execute stock purchase, restricted stock or option agreements, as applicable, providing for vesting of the shares subject to the Award (a) based upon time (the “Time-Based Shares”), over at least a four (4) year period, with (i) vesting of a fraction of the Time-Based Shares following twelve (12) months of continued employment or service equal to twelve (12) divided by the total number of months in the total vesting period, and (ii) the remaining shares vesting in no less than monthly installments over the remainder of the total vesting period, where such installments may be equal or escalating in percentage, and/or (b) based upon achievement of milestones specified in the subject stock purchase, restricted stock or option agreement and based upon the performance of the individual recipient of the Award (as opposed to Company performance) (the “Milestone-Based Shares”), with vesting of Time-Based Shares representing not more than fifty percent (50%) of all shares subject to the Award and achievement of any one milestone resulting in vesting of not more than twenty percent (20%) of the Milestone-Based Shares. Each Award shall subject all of the shares subject thereto to a market stand-off provision substantially similar to that in Section 2.11. Without the prior approval by the Board, including both of the Preferred Directors, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, any stock purchase, stock restriction or option agreement with any existing employee or service provider if such amendment would cause it to be inconsistent with this Section 5.3. In addition, unless otherwise approved by the Board, including both of the Preferred Directors, the Company shall retain (and not waive) a “right of first refusal” on employee transfers until the Company’s IPO or initial Direct Listing, and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. For purposes of setting the exercise price of stock options and other stock equivalents issued by the Company after the date of this Agreement, the fair market value of the Common Stock shall be determined by the reasonable application of a reasonable valuation method as described in Treasury Regulation Section 1.409A-1(b)(5)(iv)(B). After the date hereof, the Company shall not grant any Company capital stock, options to purchase any Company capital stock, or rights to any awards of shares of the Company’s capital stock to Teague Egan or any entity he or any of his family members or other relatives owns or controls without the approval of the Board, which shall include both of the Preferred Directors.

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5.4 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Preferred Stock issued pursuant to the Purchase Agreement, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board, including both of the Preferred Directors, determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. The Company shall use commercially reasonable efforts to ensure the accuracy of any such statement and any such factual information, but in no event shall the Company be liable to the Investors for any damages arising from any errors in the Company’s determination with respect to the applicability or interpretation of Section 1202 of the Code, unless such determination shall have been given by the Company in a manner that is either grossly negligent or fraudulent.

5.5 Anti-Bribery. The Company covenants that it shall not (and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further covenants that it shall (and shall cause each of its subsidiaries and Affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any Enforcement Action (as defined in the Purchase Agreement). The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA and all other Anti-Corruption Laws and Anti-Money Laundering Laws. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.6 Cybersecurity. The Company shall, within ninety (90) days after the date of this Agreement, use commercially reasonable efforts to (a) identify and restrict access (including through physical and/or technical controls) to the Company’s confidential business information and trade secrets and any information about identified or identifiable natural persons maintained by or on behalf of the Company (collectively, “Protected Data”) to those individuals who have a need to access the same, and (b) implement reasonable physical, technical and administrative safeguards (“Cybersecurity Solutions”) designed to protect the confidentiality,

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integrity and availability of its technology and systems (including servers, laptops, desktops, cloud, containers, virtual environments and data centers) and all Protected Data. The Company shall use commercially reasonable efforts to ensure that the Cybersecurity Solutions (x) are up-to-date and include industry-standard protections (e.g., antivirus, endpoint detection, anti-malware and ransomware, and response and threat hunting), (y) to the extent determined necessary by the Company or the Board, are backed by a breach prevention warranty from the vendor certifying the effectiveness of such solutions, and (z) require the vendors to notify the Company of any security incidents posing a risk to the Company’s information (regardless of whether information was actually compromised). The Company shall evaluate on a periodic basis at least annually whether such safeguards should be updated to maintain a level of security appropriate to the risk posed to Company systems and Protected Data. The Company shall educate its employees about the proper use and storage of Protected Data, including periodic training as determined reasonably necessary by the Company or the Board.

5.7 Foreign Person Investors.

(a) Notwithstanding any provision of this Agreement to the contrary, the Company shall not, and shall not be obligated to:

(i) permit any Person that is a Foreign Person to obtain greater than nine and nine-tenths percent (9.9%) of the outstanding voting shares of the Company; or

(ii) provide to any Foreign Person any DPA Triggering Rights,

in each such case without the approval of the Board, excluding any member of the Board designated by such Foreign Person.

(b) Each Investor shall notify the Company in advance of permitting any Foreign Person affiliated with such Investor, whether affiliated as a limited partner or otherwise, to obtain through such Investor any DPA Triggering Rights, which the Investor shall not provide without the approval of the Board, excluding any member of the Board designated by such Investor.

(c) Each Investor that is a Foreign Person shall indemnify the Company, upon demand, from and against any and all out-of-pocket filing fees incurred by the Company and required under the DPA in connection with submitting, together with such Investor that is a Foreign Person, a joint voluntary notice to CFIUS to obtain CFIUS approval of such Foreign Person’s investment in the Company pursuant to the Purchase Agreement.

5.8 Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall consist solely of non-management directors. Each such committee shall include the Preferred Directors, unless a Preferred Director declines to participate.

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5.9 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors elected to serve on the Board by the Investors (each an “Investor Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Investor Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company. The Investor Directors and the Investor Indemnitors are intended third-party beneficiaries of this Section 5.9 and shall have the right, power and authority to enforce the provisions of this Section 5.9 as though they were a party to this Agreement.

5.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction (including, without limitation, the requirements of Section 5.9), whether such obligations are contained in the Company’s Bylaws, the Restated Certificate, or elsewhere, as the case may be.

5.11 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors (together with their respective Affiliates) are professional investment organizations, and as such reviews the business plans and related proprietary information of many enterprises, some of which may compete directly or indirectly with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement shall preclude or in any way restrict any such Investors (together with its Affiliates) from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company; and the Company hereby agrees that, to the extent permitted under applicable law, such Investors (and their respective Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by any such Investors (or its Affiliates) in any entity competitive with the Company, or (ii) actions taken by any partner, officer, employee or other representative of such Investor (or its Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any such Investor (together with its Affiliates) from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

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5.12 Reg A+ Offering. The Company shall not accept subscriptions for, issue or agree to issue an aggregate of more than 2,146,485 shares of Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Corporation after the date hereof) pursuant to subscriptions for the purchase of Common Stock in respect of the offering made by the Company pursuant to Regulation A+, as promulgated under the Securities Act, which commenced on July 8, 2022 on the terms described in the prospectus therefor bearing the same date, including, for this purpose, subscriptions accepted as of the date hereof.

5.13 Anti-Corruption and Compliance Policies. The Company shall, within sixty

(60) days following the First Closing (as defined in the Purchase Agreement), adopt and thereafter maintain in effect policies related to anti-corruption compliance, which the Company determines is reasonably adequate to prevent violations of Anti-Corruption Laws and Anti-Money Laundering Laws (the “ABC Policies”). Such policies described in this Section 5.13 shall be reviewed and approved by the Board. The Company shall maintain in effect at all times and shall regularly update the ABC Policies to ensure their effectiveness and their suitability to prevent violations of Anti-Corruption Laws and Anti-Money Laundering Laws. The Company shall act, and cause its directors, employees and/or agents to act, in compliance with the ABC Policies once adopted.

5.14 Survival and Termination of Covenants. Excepting the covenants in Sections 5.9, 5.10 and 5.11 which shall survive indefinitely, the covenants set forth in this Section 5, shall terminate and be of no further force or effect upon the Termination Date.

6. Miscellaneous.

6.1 Successors and Assigns.

(a) The rights of the Holders under Section 2 of this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; or (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (A) that is an Affiliate or stockholder of a Holder; (B) who is a Holder’s Immediate Family Member; or (C) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further, however, that all transferees who would not qualify individually for assignment of rights shall, as a condition to the applicable transfer, establish a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement.

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(b) The rights of each Investor under any of Sections 3, 4 or 5 of this Agreement may be assigned (but only with all related obligations) to an Affiliate of such Investor that otherwise meets any requirements imposed as a condition precedent to any such rights.

(c) The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Delaware as applied to agreements made and performed therein without reference to its conflicts of law provisions, as it were performed entirely within Delaware.

6.3 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.4 Notices.

(a) All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All notices and communications to be given to the Investors shall be sent to the Investors at the address for each set forth on Schedule A hereto. If notice is given to the Company, it shall be sent to 1500 Cordova Road #302, Fort Lauderdale, Florida 33316, Attention: Chief Executive Officer, with a copy by email to: Teague@energyx.com. If notice is given to GMV, a copy (which copy shall not constitute notice) shall also be given to Honigman LLP, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan 48108, Attention: David Parsigian. Any such party may change such address by written notice given in accordance with this Section 6.4.

(b) Consent to Electronic Notice. Each Investor consents to the delivery of any stockholder notice pursuant to Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”), as amended or superseded from time to time, by electronic transmission pursuant to Article 7.21 of Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended, 14 P.R. Laws Ann. § 3661 (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Investor’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.

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6.5 Amendments and Waivers.

(a) Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of at least two-thirds in interest of the Registrable Securities then outstanding; provided, however, that the Company may in its sole discretion waive compliance with Section 2.13(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.13(c) shall be deemed to be a waiver); and provided further, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

(b) Notwithstanding the foregoing:

(i) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction);

(ii) Section 3.1, Section 3.2 and Section 4 and any other section of this Agreement applicable to the Major Investors (including this clause (b)(ii) of this Section 6.5) may not be amended, modified, terminated or waived without the written consent of the Holders of at least a majority of the Registrable Securities then outstanding and held by the Major Investors; and

(iii) Section 1.2, Section 1.3, Section 1.6, Section 1.21, and Section 5.11, Section 5.13, this Section 6.5(b)(iii), and any other section of this Agreement applicable to GMV may not be waived or amended without the consent of GMV.

(c) Notwithstanding the foregoing, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the Investors; and Schedule A hereto may also be amended by the Company after the date of this Agreement without the consent of the Investors to add information regarding any additional Investor who becomes a party to this Agreement in accordance with Section 6.8.

(d) The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any Investor that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Section 6.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one (1) or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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6.6 Severability. In case any provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.7 Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

6.8 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series B Preferred Stock after the date hereof, pursuant to the Purchase Agreement, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.9 Entire Agreement. This Agreement and the other Transaction Documents (as defined in the Purchase Agreement) (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue is unreasonable or unjust, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.11 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES

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THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank - Signatures on Following Page(s)]

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The parties have executed this Investors’ Rights Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES INC.

By	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GENERAL MOTORS VENTURES LLC

By	/s/ Kent Helfrich
Kent Helfrich
Its President

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ZEN VENTURES INC.

By	/s/ Philip Kim
Name:	Philip Kim
Title:	President

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Geremy Mustard
GEREMY MUSTARD

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Mateo A. Levy
MATEO A. LEVY

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Matt Razore
MATT RAZORE

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THOMAS MILES 2020 LIVING TRUST

By	/s/ Thomas Miles
Name:	Thomas Miles
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BISCAY TRUST, a Texas Trust

By:	/s/ Robert Sek
Name:	Robert Sek
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FANG LLC

By	/s/ Farhood Azima
Name:	Farhood Azima
Title:	Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JCD INVESTMENT VENTURES LLC

By	/s/ Jonathan C. DeLuca
Name:	Jonathan C. DeLuca
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FORGE TRUST CO. CFBO: PAUL BELLEVILLE IRA877621

By	/s/ Paul Belleville
Name:	Paul Belleville
Title:	Investor

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Robert Paul Johnston
ROBERT PAUL JOHNSTON

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

GOJIRA, LLC

By	/s/ Mel Basar
Name:	Mel Basar
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Benny Freeman
BENNY FREEMAN

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HELIOS HOLDINGS IV, A SERIES OF HELIOS HOLDINGS MASTER LLC

By	/s/ Ryan Kriser
Name:	Ryan Kriser
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Jared Grover
JARED GROVER

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ John T. Mooney
JOHN T. MOONEY

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Jonathan Christodoro
JONATHAN CHRISTODORO

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Jonathan O’brien
JONATHAN O’BRIEN

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Leigh Hocking
LEIGH HOCKING

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OBSIDIAN ACQUISITION PARTNERS LLC

By	/s/ Kris Haber
Name:	Kris Haber
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RNN VENTURES ENERGY X PRE-A NOTE LLC

By	/s/ Ramez Naam
Name:	Ramez Naam
Title:	Principal

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Thomas J. Anderson
THOMAS J. ANDERSON

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Yaakov Jacobovitch
YAAKOV JACOBOVITCH

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

The parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Michael Egan
MICHAEL EGAN

ENERGY EXPLORATION TECHNOLOGIES INC.

INVESTORS’ RIGHTS AGREEMENT SIGNATURE PAGE

SCHEDULE A

INVESTORS

Name and Address

General Motors Ventures LLC

[*****]

Email: [*****]

Zen Ventures Inc.

[*****]

Geremy Mustard

[*****]

Mateo A. Levy

[*****]

Matt Razore

[*****]

Thomas Miles 2020 Living

Trust [*****]

Robert    B. Hellman,Jr.

[*****]

Fang LLC

[*****]

JCD Investment Ventures

LLC [*****]

Schedule A-1

Forge Trust Co. CFBO: Paul Belleville

[*****]

Robert Paul Johnston

[*****]

Gojira, LLC

[*****]

Egan Global Management

LLC [*****]

Benny Freeman

[*****]

Helios Holdings IV

[*****]

Jared Grover

[*****]

John T. Mooney

[*****]

Jonathan Christodoro

[*****]

Jonathan O’Brien

[*****]

Leigh Hocking

[*****]

Schedule A-2

Obsidian Acquisition Partners LLC

[*****]

RNN Ventures Energy X Pre-A Note

LLC [*****]

Thomas J. Anderson

[*****]

Yaakov Jacobovitch

[*****]

Michael Egan

[*****]

Biscay Trust

[*****]

Schedule A-3

EXHIBIT F

FORM OF RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

[SEE ATTACHED]

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL

AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”), is made as of December 21, 2022 by and among ENERGY EXPLORATION TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”), the Investors (as defined below) listed on Schedule A and the Key Holders (as defined below) listed on Schedule B, each attached hereto.

RECITALS

Each Key Holder is the beneficial owner of shares of Capital Stock, or of options to purchase the Company’s Common Stock (as defined below).

The Company, the holders of the Series A Preferred Stock (as defined below), and certain of the Key Holders are party to that certain Co-Sale Agreement, dated as of April 1, 2021, among the Company, such holders of the Series A Preferred Stock and such Key Holders (the “Prior Agreement”);

The Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and a majority in interest of the holders of the Series A Preferred Stock and a majority in interest of the Key Holders (the “Requisite Stockholders”); and

The Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which certain Investors have agreed to purchase shares of the Company’s Series B Preferred Stock (as defined below).

Pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company and the Requisite Stockholders have agreed to amend and restate the Prior Agreement and to accept the rights and obligations under this Agreement in lieu of those set forth in the Prior Agreement.

NOW, THEREFORE, the Company, the Investors and the Key Holders (including the Requisite Stockholders) hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows:

1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the following meanings:

1.1 “Affiliate” means, with respect to any specified Investor, any other Investor that directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any general partner, managing member, officer, director or trustee of such Investor, or any venture capital fund or registered investment company now or hereafter existing which is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Investor.

1.2    “Board of Directors” means the Board of Directors of the Company.

1.3 “Capital Stock” means (a) shares of Common Stock, Founders 1 Preferred Stock and Preferred Stock (whether now outstanding or hereafter issued in any context), (b) shares of Common Stock issued or issuable upon conversion of Founders 1 Preferred Stock or Preferred Stock, and (c) shares of Common Stock issued or issuable upon exercise or conversion, as applicable, of stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Key Holder, any Investor, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by an Investor or Key Holder (or any other calculation based thereon), all shares of Founders 1 Preferred Stock and Preferred Stock shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio, determined as provided in the Restated Certificate.

1.4 “Change of Control” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

1.5 “Common Stock” means shares of the Company’s common stock, par value $0.01 per share.

1.6 “Company Notice” means written notice from the Company notifying the selling Key Holders and each Investor that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.7 “Founders 1 Preferred Stock” means the Company’s Founders 1 Preferred Stock, par value $0.01 per share.

1.8 “Investor” means any Person that, as of the time of determination, holds at least 2,000,000 shares of Preferred Stock of the Company (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Company after the date hereof), whether by direct purchase (including as an additional purchaser pursuant to Section 6.12) or permitted transfer thereof and assignment of the rights under this Agreement pursuant to Section 6.10, or both.

1.9 “Investor Notice” means written notice from any Investor notifying the Company and the selling Key Holder(s) that such Investor intends to exercise its Secondary Refusal Right as to a portion of the Transfer Stock with respect to any Proposed Key Holder Transfer.

1.10 “Key Holders” means the Persons named on Schedule B hereto, each Person to whom the rights of a Key Holder are assigned pursuant to Section 3.1, each Person who hereafter becomes a signatory to this Agreement pursuant to Section 6.10 or 6.18, and any one of them, as the context may require.

1.11 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

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1.12 “Preferred Stock” means collectively, the Series A Preferred Stock and the Series B Preferred Stock.

1.13 “Proposed Key Holder Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Stock (or any interest therein) proposed by any of the Key Holders.

1.14 “Proposed Transfer Notice” means written notice from a Key Holder setting forth the terms and conditions of a Proposed Key Holder Transfer.

1.15 “Prospective Transferee” means any Person to whom or which a Key Holder proposes to make a Proposed Key Holder Transfer.

1.16 “Restated Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation, as it may be amended and/or restated from time to time.

1.17 “Right of Co-Sale” means the right, but not an obligation, of an Investor to participate in a Proposed Key Holder Transfer on the terms and conditions specified in the Proposed Transfer Notice.

1.18 “Right of First Refusal” means the right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase some or all of the Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.19 “Secondary Notice” means written notice from the Company notifying the Investors and the selling Key Holder that the Company does not intend to exercise its Right of First Refusal as to all shares of any Transfer Stock with respect to a Proposed Key Holder Transfer, on the terms and conditions specified in the Proposed Transfer Notice.

1.20 “Secondary Refusal Right” means the right, but not an obligation, of each Investor to purchase up to its pro rata portion (based upon the total number of shares of Capital Stock then held by all Investors) of any Transfer Stock not purchased pursuant to the Right of First Refusal, on the terms and conditions specified in the Proposed Transfer Notice.

1.21 “Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.01 per share.

1.22 “Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $0.01 per share.

1.23 “Transfer Stock” means shares of Capital Stock owned by a Key Holder, or issued to a Key Holder after the date hereof (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like); provided, however, that Transfer Stock shall not include options granted by Egan Global Management LLC, an Affiliate of Key Holder Teague Egan, to purchase from Egan Global Management LLC up to Five Hundred Forty Six Thousand (546,000) shares of the Company’s Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the capital stock of the Company after the date hereof), but such exclusion shall occur only upon exercise of such options by grantees not Affiliates of Teague Egan.

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1.24 “Undersubscription Notice” means written notice from an Investor notifying the Company and the selling Key Holder that such Investor intends to exercise its option to purchase all or any portion of the Transfer Stock not purchased pursuant to the Right of First Refusal or the Secondary Refusal Right.

2. Agreement Among the Company, the Investors and the Key Holders.

2.1    Right of First Refusal.

(a)    Grant. Subject to the terms of Section 3, each Key Holder hereby unconditionally and irrevocably grants to the Company a Right of First Refusal to purchase all or any portion of Transfer Stock that such Key Holder may propose to transfer in a Proposed Key Holder Transfer, at the same price and on the same terms and conditions as those offered to the Prospective Transferee.

(b)    Notice. Each Key Holder proposing to make a Proposed Key Holder Transfer shall deliver a Proposed Transfer Notice to the Company and each Investor not later than forty-five (45) days prior to the consummation of such Proposed Key Holder Transfer. Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Key Holder Transfer, the identity of the Prospective Transferee and the intended date of the Proposed Key Holder Transfer. To exercise its Right of First Refusal under this Section 2, the Company shall deliver a Company Notice to the selling Key Holder and the Investors within fifteen (15) days after delivery of the Proposed Transfer Notice specifying the number of shares of Transfer Stock to be purchased by the Company. In the event of a conflict between this Agreement and the Company’s Bylaws or any other agreement that may have been entered into by a Key Holder with the Company that contains a preexisting right of first refusal, the Company and the Key Holder acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with Section 2.1(a) and this Section 2.1(b).

(c)    Grant of Secondary Refusal Right to the Investors. Subject to the terms of Section 3, each Key Holder hereby unconditionally and irrevocably grants to the Investors a Secondary Refusal Right to purchase all or any portion of the Transfer Stock not purchased by the Company pursuant to the Right of First Refusal, as provided in this Section 2.1(c). If the Company does not provide the Company Notice exercising its Right of First Refusal with respect to all Transfer Stock subject to a Proposed Key Holder Transfer, the Company shall deliver a Secondary Notice to the selling Key Holder and to each Investor to that effect no later than fifteen (15)    days after the selling Key Holder delivers the Proposed Transfer Notice to the Company. To exercise its Secondary Refusal Right, an Investor shall deliver an Investor Notice to the selling Key Holder and the Company within ten (10) days after the Company’s deadline for its delivery of the Secondary Notice as provided in the preceding sentence.

(d)    Undersubscription of Transfer Stock. If options to purchase have been exercised by the Company and the Investors pursuant to Sections 2.1(b) and (c) with respect

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to some but not all of the Transfer Stock by the end of the ten (10) day period specified in the last sentence of Section 2.1(c) (the “Investor Notice Period”), then the Company shall, within five (5) days after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Investors who fully exercised their Secondary Refusal Right within the Investor Notice Period (the “Exercising Investors”). Each Exercising Investor shall, subject to the provisions of this Section 2.1(d), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed shares of Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice. To exercise such option, an Exercising Investor shall deliver an Undersubscription Notice to the selling Key Holder and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining shares in excess of the number available, the remaining shares available for purchase under this Section 2.1(d) shall be allocated to such Exercising Investors pro rata, based on the number of shares of Transfer Stock such Exercising Investors have elected to purchase pursuant to the Secondary Refusal Right (without giving effect to any shares of Transfer Stock that any such Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining shares are exercised in full by the Exercising Investors, the Company shall immediately notify all of the Exercising Investors and the selling Key Holder of that fact.

(e)    Consideration; Closing. If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by the Board of Directors and as set forth in the Company Notice. If the Company or any Investor cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, the Company or such Investor may pay the cash value equivalent thereof, as determined in good faith by the Board of Directors and as set forth in the Company Notice. The closing of the purchase of Transfer Stock by the Company and the Investors shall take place, and all payments from the Company and the Investors shall have been delivered to the selling Key Holder, by the later of (i) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Key Holder Transfer; and (ii) forty-five (45) days after delivery of the Proposed Transfer Notice.

2.2    Right of Co-Sale.

(a)    Exercise of Right. If any Transfer Stock subject to a Proposed Key Holder Transfer is not purchased pursuant to Section 2.1 above and thereafter is to be sold to a Prospective Transferee, each respective Investor may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Key Holder Transfer as set forth in Section 2.2(b) below and, subject to Section 2.2(d), otherwise on the same terms and conditions specified in the Proposed Transfer Notice. Each Investor that desires to exercise its Right of Co-Sale (each, a “Participating Investor”) shall give the selling Key Holder written notice to that effect within fifteen (15) days after the deadline for delivery of the Secondary Notice described above, and upon giving such notice such Participating Investor shall be deemed to have effectively exercised the Right of Co-Sale.

(b)    Shares Includable. Each Participating Investor may include in the Proposed Key Holder Transfer all or any part of such Participating Investor’s Capital Stock equal

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to the product obtained by multiplying (i) the aggregate number of shares of Transfer Stock subject to the Proposed Key Holder Transfer (excluding shares purchased by the Company or the Participating Investors pursuant to the Right of First Refusal or the Secondary Refusal Right), by

(ii)    a fraction, the numerator of which is the number of shares of Capital Stock owned by such Participating Investor immediately before consummation of the Proposed Key Holder Transfer (including any shares that such Participating Investor has agreed to purchase pursuant to the Secondary Refusal Right) and the denominator of which is the total number of shares of Capital Stock owned, in the aggregate, by all Participating Investors immediately prior to the consummation of the Proposed Key Holder Transfer (including any shares that all Participating Investors have collectively agreed to purchase pursuant to the Secondary Refusal Right), plus the number of shares of Transfer Stock held by the selling Key Holder. To the extent one (1) or more of the Participating Investors exercise such right of participation in accordance with the terms and conditions set forth herein, the number of shares of Transfer Stock that the selling Key Holder may sell in the Proposed Key Holder Transfer shall be correspondingly reduced.

(c)    Purchase and Sale Agreement. The Participating Investors and the selling Key Holder agree that the terms and conditions of any Proposed Key Holder Transfer in accordance with this Section 2.2 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee (the “Purchase and Sale Agreement”) with customary terms and provisions for such a transaction, and the Participating Investors and the selling Key Holder further covenant and agree to enter into such Purchase and Sale Agreement as a condition precedent to any sale or other transfer in accordance with this Section 2.2.

(d) Allocation of Consideration.

(i)    Subject to Section 2.2(d)(ii), the aggregate consideration payable to the Participating Investors and the selling Key Holder shall be allocated based on the number of shares of Capital Stock sold to the Prospective Transferee by each Participating Investor and the selling Key Holder as provided in Section 2.2(b), provided, however, that if a Participating Investor desires to sell Preferred Stock, the price set forth in the Proposed Transfer Notice shall be appropriately adjusted based on the conversion ratio of the Preferred Stock into Common Stock, determined as provided in the Restated Certificate.

(ii)    In the event that the Proposed Key Holder Transfer constitutes a Change of Control, the terms of the Purchase and Sale Agreement shall provide that the aggregate consideration from such transfer shall be allocated to the Participating Investors and the selling Key Holder in accordance with Article Fourth, Part B, Sections 2.1 through 2.3 of the Restated Certificate and, if applicable, the next sentence as if (A) such transfer were a Deemed Liquidation Event (as defined in the Restated Certificate), and (B) the Capital Stock sold in accordance with the Purchase and Sale Agreement were the only Capital Stock outstanding. In the event that a portion of the aggregate consideration payable to the Participating Investor(s) and selling Key Holder is placed into escrow and/or is payable only upon satisfaction of contingencies, the Purchase and Sale Agreement shall provide that (x) the portion of such consideration that is not placed in escrow and is not subject to contingencies (the “Initial Consideration”) shall be allocated in accordance with Article Fourth, Part B, Sections 2.1 through 2.3 of the Restated Certificate as if the Initial Consideration were the only consideration payable in connection with such transfer, and (y) any additional consideration which becomes payable to the Participating

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Investor(s) and selling Key Holder upon release from escrow or satisfaction of such contingencies shall be allocated in accordance with Article Fourth, Part B, Sections 2.1 through 2.3 of the Restated Certificate after taking into account the previous payment of the Initial Consideration as part of the same transfer.

(e)    Purchase by Selling Key Holder; Deliveries. Notwithstanding Section 2.2(c) above, if any Prospective Transferee(s) refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Investor or Investors or upon the failure to negotiate in good faith a purchase and sale agreement with the Participating Investors substantially similar to the Purchase and Sale Agreement between the Key Holder and the Prospective Transferee(s), no Key Holder may sell any Transfer Stock to such Prospective Transferee(s) unless and until, simultaneously with such sale, such Key Holder purchases all securities subject to the Right of Co-Sale from such Participating Investor or Investors on the same terms and conditions (including the proposed purchase price) as set forth in the Proposed Transfer Notice and as provided in Section 2.2(d)(i); provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the selling Key Holder to such Participating Investor or Investors shall be made in accordance with the first sentence of Section 2.2(d)(ii). In connection with such purchase by the selling Key Holder, such Participating Investor or Investors shall deliver to the selling Key Holder any stock certificate or certificates, properly endorsed for transfer, representing the Capital Stock being purchased by the selling Key Holder (or request that the Company effect such transfer in the name of the selling Key Holder). Any such shares transferred to the selling Key Holder will be transferred to the Prospective Transferee against payment therefor in consummation of the sale of the Transfer Stock pursuant to the terms and conditions specified in the Proposed Transfer Notice, and the selling Key Holder shall concurrently therewith remit or direct payment to each such Participating Investor the portion of the aggregate consideration to which each such Participating Investor is entitled by reason of its participation in such sale as provided in this Section 2.2(e).

(f)    Additional Compliance. If any Proposed Key Holder Transfer is not consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by the Company, the Key Holders proposing the Proposed Key Holder Transfer may not sell any Transfer Stock unless they again comply in full with each provision of this Section 2. The exercise or election not to exercise any right by any Investor hereunder shall not adversely affect its right to participate in any other sales of Transfer Stock subject to this Section 2.2.

2.3    Effect of Failure to Comply.

(a)    Transfer Void; Equitable Relief. Any Proposed Key Holder Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Stock not made in strict compliance with this Agreement).

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(b)    Violation of First Refusal Right. If any Key Holder becomes obligated to sell any Transfer Stock to the Company or any Investor under this Agreement and fails to deliver such Transfer Stock in accordance with the terms of this Agreement, the Company and/or such Investor may, at its option, in addition to all other remedies it may have, send to such Key Holder the purchase price for such Transfer Stock as is herein specified and transfer to the name of the Company or such Investor (or request that the Company effect such transfer in the name of an Investor) on the Company’s books any certificates, instruments, or book entry representing the Transfer Stock to be sold.

(c)    Violation of Co-Sale Right. If any Key Holder purports to sell any Transfer Stock in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Participating Investor that desires to exercise its Right of Co-Sale under Section 2.2 may, in addition to such remedies as may be available by law, in equity or hereunder, require such Key Holder to purchase from such Participating Investor the type and number of shares of Capital Stock that such Participating Investor would have been entitled to sell to the Prospective Transferee had the Prohibited Transfer been effected in compliance with the terms of Section 2.2. The sale will be made on the same terms, including, without limitation, as provided in Section 2.2(d)(i) and the first sentence of Section 2.2(d)(ii), as applicable, and subject to the same conditions as would have applied had the Key Holder not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) shall be made within ninety (90) days after the Participating Investor learns of the Prohibited Transfer, as opposed to the timeframe prescribed by Section 2.2. Such Key Holder shall also reimburse each Participating Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Participating Investor’s rights under Section 2.2.

3. Exempt Transfers.

3.1 Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2.1 and 2.2 shall not apply:

(a) in the case of a Key Holder that is an entity, upon a transfer by such Key Holder to its stockholders, members, partners or other equity holders;

(b)    to a repurchase of Transfer Stock from a Key Holder by the Company at a price no greater than that originally paid by such Key Holder for such Transfer Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors, including the approval of both of the members of the Board of Directors elected exclusively by the holders of the Series A Preferred Stock and the Series B Preferred Stock, respectively, as provided in the Restated Certificate;

(c)    in the case of a Key Holder that is a natural person, upon a transfer of Transfer Stock by such Key Holder made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, child (natural or adopted), or any other direct lineal descendant of such Key Holder (or his or her spouse) (all of the foregoing collectively referred to as “family members”), or any other relative approved by unanimous consent of the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by such Key Holder or any such family members; or

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(d)    in the case of Key Holders Teague Egan and Egan Global Management LLC, (i) any Series A Preferred Stock, and (ii) up to an aggregate of Three Million One Hundred Ninety-Two Thousand Nine Hundred Sixty-Three (3,192,963) shares of Common Stock (as adjusted for any stock split, recapitalization or the like occurring after the date hereof) collectively held by Teague Egan and Egan Global Management LLC;

provided, however, that in the case of the foregoing clause(s) (a) through (d), the Key Holder shall deliver prior written notice to the Investors of such gift or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to any such transfer, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a Key Holder (but only with respect to the securities so transferred to the transferee), including the obligations of a Key Holder with respect to Proposed Key Holder Transfers of such Transfer Stock pursuant to Section 2; and provided further, however, that in the case of any transfer pursuant to clause (a) or (c) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer.

3.2 Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Section 2 shall not apply to the sale of any Transfer Stock (a) to the public in an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; or (b) pursuant to a Deemed Liquidation Event (as defined in the Restated Certificate).

3.3 Prohibited Transferees. Notwithstanding the foregoing, no Key Holder shall transfer any Transfer Stock to (a) any entity which, in the determination of the Board of Directors, directly or indirectly competes with the Company; or (b) any customer, distributor or supplier of the Company, if the Board of Directors should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier.

4.    Legend. Each certificate, instrument, or book entry representing shares of Transfer Stock held by the Key Holders or issued to any permitted transferee in connection with a transfer permitted by Section 3.1 hereof shall be notated with the following legend:

THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

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Each Key Holder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares notated with the legend referred to in this Section 4 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.

5. Lock-Up.

5.1 Agreement to Lock-Up. Each Key Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Initial Offering (as defined below), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (y) the publication or other distribution of research reports, and (z) analyst recommendations and opinions, including, without limitation, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the Initial Offering, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in the foregoing clause (a) or (b) is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 5.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Affiliate or trust for the direct or indirect benefit of the Key Holder or any family member of the Key Holder, provided that any such Affiliate or trustee of such trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Key Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.1 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all parties subject to such agreements, based on the number of shares subject to such agreements. For purposes hereof, “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

5.2 Stop Transfer Instructions. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the shares of Capital Stock of each Key Holder (and transferees and assignees thereof) until the end of such restricted period.

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6. Miscellaneous.

6.1 Term. This Agreement shall automatically terminate upon the earlier of (a) immediately prior to the consummation of the Company’s Initial Offering; or (b) the consummation of a Deemed Liquidation Event (as defined in the Restated Certificate).

6.2 Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization affecting the Capital Stock occurring after the date of this Agreement.

6.3 Ownership. Each Key Holder represents and warrants that such Key Holder is the sole legal and beneficial owner of the shares of Transfer Stock subject to this Agreement, and that no other Person has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

6.4 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue is unreasonable or unjust, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

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6.6    Notices.

(a)    All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule A or Schedule B hereto, as the case may be. If notice is given to the Company, it shall be sent to 1500 Cordova Road #302, Fort Lauderdale, Florida 33316, Attention: Chief Executive Officer, with a copy by email to Teague@energyx.com. If notice is given to General Motors Ventures LLC, a copy (which copy shall not constitute notice) shall also be given to Honigman LLP, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan 48108, Attention: David Parsigian. Any such party may change such address by written notice given in accordance with this Section 6.6.

(b)    Consent to Electronic Notice. Each Investor and Key Holder consents to the delivery of any stockholder notice pursuant to Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”), as amended or superseded from time to time, by electronic transmission pursuant to Article 7.21 of the General Corporations Act, 14 P.R. Laws Ann. § 3661 (or any successor thereto) at the electronic mail address set forth below such Investor’s or Key Holder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Investor and Key Holder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

6.7 Entire Agreement. This Agreement (including, the Exhibits and Schedules hereto) together with the other Transaction Documents (as defined in the Purchase Agreement) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties is terminated and shall have no further force or effect.

6.8 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

12

6.9 Amendment; Waiver and Termination. This Agreement may be amended, modified or terminated (other than pursuant to Section 6.1 above) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company, (b) the Key Holders holding a majority of the shares of Transfer Stock then held by all of the Key Holders, and (c) the Investors holding a majority of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock then held by the Investors, voting or consenting together as a single class and on an as-converted basis. Any amendment, modification, termination or waiver so effected shall be binding upon the Company, the Investors, the Key Holders and all of their respective successors and permitted assigns whether or not such party, assignee or other shareholder entered into or approved such amendment, modification, termination or waiver. Notwithstanding the foregoing, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors and Key Holders, respectively, in the same fashion, (ii) this Agreement may not be amended, modified or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor, if such amendment, modification, termination or waiver would adversely affect the rights of such Investor in a manner disproportionate to any adverse effect such amendment, modification, termination or waiver would have on the rights of the other Investors under this Agreement, (iii) the consent of the Key Holders shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination or waiver does not apply to the Key Holders, and (iv) Schedule A hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to add information regarding Additional Purchasers (as defined in the Purchase Agreement) without the consent of the other parties hereto. The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination or waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one (1) or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.10    Assignment of Rights.

(a)    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Any successor or permitted assignee of any Key Holder who would be subject to this Agreement pursuant to Section 6.18, including any Prospective Transferee who purchases shares of Transfer Stock in accordance with the terms hereof, shall deliver to the Company and the Investors, as a condition to any transfer or assignment, a counterpart signature page hereto pursuant to which such successor or permitted assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the predecessor or assignor of such successor or permitted assignee.

13

(c)    The rights of the Investors hereunder are not assignable without the Company’s written consent (which shall not be unreasonably withheld, delayed or conditioned), except by an Investor to any Affiliate, it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clause shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Investors of a counterpart signature page hereto pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee. Notwithstanding the foregoing, any Investor may assign its rights under this Agreement to any Affiliate of such Investor without the Company’s consent by giving notice of any such assignment to the Company.

(d)    Except in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.

6.11 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.12 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series B Preferred Stock after the date hereof, any purchaser of such shares of Series B Preferred Stock that by reason of such purchase holds at least 1,250,000 shares of the outstanding Preferred Stock (as adjusted for stock splits, stock dividends, stock combinations and the like) may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

6.13 Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Delaware as applied to agreements made and performed therein without reference to its conflicts of law provisions, as it were performed entirely within Delaware.

6.14 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.15 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.16 Aggregation of Stock. All shares of Capital Stock held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

14

6.17 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Investor shall be entitled to specific performance of the agreements and obligations of the Company and the Key Holders hereunder and to such other injunction or other equitable relief as may be granted by a court of competent jurisdiction.

6.18 Additional Key Holders. In the event that after the date of this Agreement, the Company issues shares of Common Stock, or options to purchase Common Stock, to any employee or consultant, which shares or options would collectively constitute with respect to such employee or consultant (taking into account all shares of Common Stock, options and other purchase rights held by such employee or consultant) one percent (1%) or more of the Company’s then outstanding Common Stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised or converted), the Company shall, as a condition to such issuance, cause such employee or consultant to execute a counterpart signature page hereto as a Key Holder, and such Person shall thereby be bound by, and subject to, all the terms and provisions of this Agreement applicable to a Key Holder. Notwithstanding Section 6.9 of this Agreement, no consent shall be necessary to add such additional Key Holders as signatories to this Agreement and update Schedule B accordingly.

[Remainder of Page Intentionally Left Blank – Signatures on Following page(s)]

15

The parties have executed this Right of First Refusal and Co-Sale Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES INC.

By	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

KEY HOLDERS:

/s/ Teague Egan
TEAGUE EGAN

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

/s/ Amit Patwardhan
AMIT PATWARDHAN

/s/ Kris Haber
KRIS HABER

/s/ Nicholas Grundish
NICHOLAS GRUNDISH

RJW CONSULTING LLC

By	/s/ Robert Wowk
Robert Wowk
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

GENERAL MOTORS VENTURES LLC

By	/s/ Kent Helfrich
Kent Helfrich
Its President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

ZEN VENTURES INC.

By	/s/ Philip Kim
Name:	Philip Kim
Title:	President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Michael Egan
MICHAEL EGAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Geremy Mustard
GEREMY MUSTARD

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Mateo A. Levy
MATEO A. LEVY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Matt Razore
MATT RAZORE

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

THOMAS MILES 2020 LIVING TRUST

By	/s/ Thomas Miles
Name:	Thomas Miles
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

FANG LLC

By	/s/ Farhood Azima
Name:	Farhood Azima
Title:	Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

JCD INVESTMENT VENTURES LLC

By	/s/ Jonathan C. DeLuca
Name:	Jonathan C. DeLuca
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

FORGE TRUST CO. CFBO: PAUL BELLEVILLE IRA877621

By	/s/ Paul Belleville
Name:	Paul Belleville
Title:	Investor

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Robert Paul Johnston
ROBERT PAUL JOHNSTON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

GOJIRA, LLC

By	/s/ Mel Basar
Name:	Mel Basar
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Benny Freeman
BENNY FREEMAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

HELIOS HOLDINGS IV,
A SERIES OF HELIOS HOLDINGS MASTER LLC

By	/s/ Ryan Kriser
Name:	Ryan Kriser
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Jared Grover
JARED GROVER

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ John T. Mooney
JOHN T. MOONEY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Jonathan Christodoro
JONATHAN CHRISTODORO

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Jonathan O’brien
JONATHAN O’BRIEN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Leigh Hocking
LEIGH HOCKING

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

OBSIDIAN ACQUISITION PARTNERS LLC

By	/s/ Kris Haber
Name:	Kris Haber
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

RNN VENTURES ENERGY X PRE-A NOTE LLC

By	/s/ Ramez Naam
Name:	Ramez Naam
Title:	Principal

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Thomas J. Anderson
THOMAS J. ANDERSON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

/s/ Yaakov Jacobovitch
YAAKOV JACOBOVITCH

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

INVESTOR:

BISCAY TRUST, a Texas Trust

By:	/s/ Robert Sek
Name:	Robert Sek
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

General Motors Ventures LLC

[*****]

Email: [*****]

Zen Ventures Inc.

[*****]

Geremy Mustard

[*****]

Mateo A. Levy

[*****]

Matt Razore

[*****]

Thomas Miles 2020 Living

Trust [*****]

Robert B. Hellman,Jr.

[*****]

Fang LLC

[*****]

JCD Investment Ventures LLC

[*****]

A-1

Forge Trust Co. CFBO: Paul Belleville

[*****]

Robert Paul Johnston

[*****]

Gojira, LLC

[*****]

Egan Global Management,

LLC [*****]

Benny Freeman

[*****]

Helios Holdings IV

[*****]

Jared Grover

[*****]

John T. Mooney

[*****]

Jonathan Christodoro

[*****]

Jonathan O’Brien

[*****]

Leigh Hocking

[*****]

A-2

Obsidian Acquisition Partners LLC

[*****]

RNN Ventures Energy X Pre-A Note LLC

[*****]

Thomas J. Anderson

[*****]

Yaakov Jacobovitch

[*****]

Michael Egan

[*****]

Biscay Trust

[*****]

A-3

SCHEDULE B

KEY HOLDERS

Name and Address

Teague Egan

[*****]

E-mail: [*****]

Egan Global Management, LLC

[*****]

E-mail: [*****]

Amit Patwardhan

[*****]

E-mail: [*****]

Kris Haber

[*****]

E-Mail: [*****]

Nicholas Grundish

[*****]

E-mail: [*****]

RJW Consulting LLC

[*****]

E-mail: [*****]

B-1

EXHIBIT G

FORM OF VOTING AGREEMENT

[SEE ATTACHED]

AMENDED AND RESTATED VOTING AGREEMENT

THIS AMENDED AND RESTATED VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 21, 2022, by and among ENERGY EXPLORATION TECHNOLOGIES INC., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”); each holder of the Company’s Series B Preferred Stock, $0.01 par value per share (the “Series B Preferred Stock”), and Series A Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”; together with the Series B Preferred Stock, the “Preferred Stock”) listed on Schedule A (together with any subsequent investors, or transferees, who become parties hereto as “Investors” pursuant to Sections 8.1(a) or 8.2, the “Investors”); and those certain stockholders of the Company listed on Schedule B (together with any subsequent stockholders, or any transferees, who become parties hereto as “Key Holders” pursuant to Sections 8.1(b) or 8.2 below, the “Key Holders,” and together collectively with the Investors, the “Stockholders”).

RECITALS

Certain of the Stockholders are party to that certain Voting Agreement, dated as of April 1, 2021, among the Company and such Stockholders (the “Prior Agreement”);

The Prior Agreement may be amended, and any provision therein waived, with the consent of the Company and a majority in interest of the Key Holders, the holders of a majority in interest of the holders of the Company’s Founder Series 1 Preferred Stock, $0.01 par value per share, and the holders of a majority in interest of the Series A Preferred Stock (the “Requisite Stockholders”); and

The Company and certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of the Series B Preferred Stock.

Pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company and the Requisite Stockholders have agreed to amend and restate the Prior Agreement and to accept the rights and obligations under this Agreement in lieu of those set forth in the Prior Agreement.

NOW, THEREFORE, the Company and the Stockholders (including the Requisite Stockholders) hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement and further agree as follows:

Concurrently with the execution of this Agreement, the Company and certain of the Investors have entered into that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) providing for the issuance and sale of shares of the Series B Preferred Stock.

Pursuant to the Purchase Agreement and as a condition to consummation of the transactions contemplated thereby, the Company and the Stockholders have agreed to provide the Investors with the right, among others, to designate the election of certain members of the Company’s Board of Directors (the “Board”) as provided in this Agreement.

The Fourth Amended and Restated Certificate of Incorporation of the Company (as the same may be amended and/or restated from time to time, the “Restated Certificate”) provides that (a) the holders of record of the shares of the Series B Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company (the “Series B Director”); (b) the holders of record of the shares of the Series A Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company (the “Series A Director”; together with the Series B Director, the “Preferred Directors”); (c) the holders of record of the shares of the Founders 1 Preferred Stock, $0.01 par value per share (the “Founders 1 Preferred Stock”), exclusively and as a separate class, are entitled to elect one director of the Company (the “Founder Director”); (d) the holders of record of the shares of the Company’s common stock, $0.01 par value per share, (“Common Stock”), exclusively and as a separate class, are entitled to elect one director of the Company (the “Common Director”); and (e) the holders of record of the shares of all capital stock of the Company, voting together as a single class on an as converted basis, are entitled to elect the Company’s remaining director (the “Independent Director”; together with the Preferred Directors, the Founder Director and the Common Director, the “Directors” and each, without distinction, a “Director”).

The Company and the Stockholders also desire to enter into this Agreement to set forth their agreements and understandings with respect to how shares of the capital stock of the Company held by them will be voted on, or tendered, in connection with, an acquisition of the Company, and voted on in connection with an increase in the number of shares of Common Stock required to provide for the conversion of the Preferred Stock and Founders 1 Preferred Stock as provided in the Restated Certificate.

NOW, THEREFORE, the Company and the Stockholders agree as follows:

1. Voting Provisions Regarding the Board.

1.1 Shares. For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company that the holders of which are entitled to vote for members of the Board, including, without limitation, all shares of Common Stock, Founders 1 Preferred Stock and Preferred Stock, by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2 Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall not exceed five (5) members.

1.3 Board Composition. Each Stockholder agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders held, or any written consent of stockholders, to elect members of the Board, the following persons shall, subject to Sections 5, be elected to the Board:

(a) As the Series B Director, one person designated by the largest holder from time to time of the Company’s Series B Preferred Stock (such holder, the “Series B Director Designator”), for so long as such holder holds at least 625,000 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock) (subject to appropriate adjustment for stock splits, stock dividends, stock combinations and the like).

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(b) As the Series A Director, one person designated from time to time by Obsidian Acquisition Partners, LLC (“Obsidian”), for so long as Obsidian or its Affiliates (as defined below) beneficially own at least 1,698,979 shares of Common Stock (including shares of Common Stock issued or issuable upon conversion of the Preferred Stock)(subject to appropriate adjustment for stock splits, stock dividends, stock combinations and the like), which individual shall initially be Kris Haber;

(c) As the Founder Director, initially Michael Egan;

(d) As the Common Director, the Company’s Chief Executive Officer, currently Teague Egan (the “CEO Director”); provided, however, that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Shares (i) to remove the former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(e) As the Independent Director, one individual with relevant industry experience who is nominated by a majority of the other Directors, which seat shall initially be vacant.

To the extent that any of the foregoing clauses (a) through (c) of this Section 1.3 shall not be applicable, any member of the Board who would otherwise have been designated in accordance with the terms thereof shall instead be voted upon by all the Stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

For purposes of this Agreement, an individual, firm, corporation, partnership, association, limited liability company, trust or any other entity (each, a “Person”) shall be deemed an “Affiliate” of another Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

1.4 Failure to Designate a Board Member. In the absence of any designation from the Persons or groups with the right to designate a Director as specified above, the Director previously designated by them and then serving shall be reelected if still eligible and willing to serve unless such individual has been removed as provided herein, and otherwise such Board seat shall remain vacant until otherwise filled as provided above.

1.5 Removal of Board Members. Each Stockholder also agrees to vote, or cause to be voted, all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

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(a) no Director elected pursuant to Section 1.3 may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the Person(s), or of the holders of at least a majority of the class and series of Company capital stock, entitled under Section 1.3 to designate that Director; or (ii) the Person(s) originally entitled to designate or approve such Director or occupy such Board seat pursuant to Section 1.3 is(are) no longer so entitled to designate or approve such Director or occupy such Board seat by reason of the conditions to such right of designation set forth in Section 1.3;

(b) any vacancies created by the resignation, removal or death of a Director elected pursuant to Sections 1.3(a) and (b) shall be filled pursuant to the provisions of this Section 1; and

(c) upon the request of any Stockholder entitled to designate a Director as provided in Section 1.3 to remove such Director and replace such Director with another individual, such Director shall be removed and replaced with the individual designated by such Stockholder.

All Stockholders agree to execute any written consents required to perform the obligations of this Section 1, and the Company agrees at the request of any Person or group entitled to designate Directors to call a special meeting of stockholders for the purpose of electing Directors.

1.6 No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2. Vote to Increase Authorized Common Stock. Each Stockholder agrees to vote or cause to be voted all Shares owned by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to increase the number of authorized shares of Common Stock from time to time to ensure that there will be sufficient shares of Common Stock available for conversion of all of the shares of Preferred Stock outstanding at any given time on the terms provided in the Restated Certificate.

3. Drag-Along Right.

3.1 Definitions. A “Sale of the Company” shall mean either (a) a transaction or series of related transactions in which a Person, or a group of related Persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Stock Sale”); or (b) a transaction that qualifies as a Deemed Liquidation Event (as defined in the Restated Certificate).

3.2 Actions to be Taken. In the event that both (a) the Board and (b) the holders of at least two-thirds in interest of the Series A Preferred Stock and Series B Preferred Stock, acting collectively and as a single class on an as-converted to Common Stock basis (the “Selling Investors”) approve a Sale of the Company, then, subject to satisfaction of each of the conditions set forth in Section 3.3 below, each Stockholder and the Company hereby agree:

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(a) if such transaction requires stockholder approval, with respect to all Shares that such Stockholder owns or over which such Stockholder otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Shares in favor of, and adopt, such Sale of the Company (together with any related amendment or restatement to the Restated Certificate required to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(b) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Stockholder as is being sold by the Selling Investors to the Person to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 3.3 below, on the same terms and conditions as the other stockholders of the Company;

(c) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 3, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, any associated indemnity agreement, or escrow agreement, any associated voting, support, or joinder agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(d) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares of the Company owned by such party or Affiliate in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(e) to refrain from (i) exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company, or (ii); asserting any claim or commencing any suit (x) challenging the Sale of the Company or this Agreement, or (y) alleging a breach of any fiduciary duty of the Selling Investors or any affiliate or associate thereof (including, without limitation, aiding and abetting breach of fiduciary duty) in connection with the evaluation, negotiation or entry into the Sale of the Company, or the consummation of the transactions contemplated thereby;

(f) if the consideration to be paid in exchange for the Shares pursuant to this Section 3 includes any securities and due receipt thereof by any Stockholder would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the Company may cause to be paid to any such Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares; and

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(g) in the event that the Selling Investors, in connection with such Sale of the Company, appoint a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the Stockholders under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Stockholder’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Stockholders, and (y) not to assert any claim or commence any suit against the Stockholder Representative or any other Stockholder with respect to any action or inaction taken or failed to be taken by the Stockholder Representative, within the scope of the Stockholder Representative’s authority, in connection with its service as the Stockholder Representative, absent fraud, bad faith, gross negligence or willful misconduct.

3.3 Conditions. Notwithstanding anything to the contrary set forth herein, a Stockholder will not be required to comply with Section 3.2 above in connection with any proposed Sale of the Company (the “Proposed Sale”), unless:

(a) any representations and warranties to be made by such Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Shares, including, without limitation, representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Shares such Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable (subject to customary limitations) against the Stockholder in accordance with their respective terms; and (iv) neither the execution and delivery of documents to be entered into by the Stockholder in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement to which the Stockholder is a party, or any law or judgment, order or decree of any court or governmental agency that applies to the Stockholder;

(b) such Stockholder is not required to agree (unless such Stockholder is a Company officer or employee) to (i) any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete or covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale), or (ii) any release of claims, other than a release in customary form of claims arising solely in such Stockholder’s capacity as a Company stockholder imposed as a condition of the Proposed Sale;

(c) such Stockholder and its Affiliates are not required to amend, extend or terminate any contractual or other relationship with the Company, the acquirer or their respective Affiliates, except that the Stockholder may be required to agree to terminate the investment-related documents between or among such Stockholder, the Company and/or other stockholders of the Company upon, and as a condition to, consummation of the Proposed Sale;

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(d) the Stockholder is not liable for the breach of any representation, warranty or covenant made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders);

(e) liability shall be limited to such Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with such Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to such Stockholder in connection with such Proposed Sale, except with respect to claims related to (i) any breach of the representations or warranties of such Stockholders contemplated by Section 3.3(a), or (ii) fraud by such Stockholder, the liability for which fraud need not be limited as to such Stockholder; and

(f) upon the consummation of the Proposed Sale (i) each holder of each class or series of the capital stock of the Company will receive the same form of consideration for their shares of such class or series of Company capital stock as is received by other holders in respect of their shares of such same class or series of Company capital stock, and if any holders of any capital stock of the Company are given a choice as to the form of consideration to be received as a result of the Proposed Sale, all holders of such capital stock will be given the same option, (ii) each holder of a series of Preferred Stock will receive the same amount of consideration per share of such series of Preferred Stock as is received by other holders in respect of their shares of such same series of Company capital stock, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless waived pursuant to the terms of the Restated Certificate and as may be required by law, the aggregate consideration receivable by all holders of the Preferred Stock, Founders 1 Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock, Founders 1 Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock, the holders of Founders 1 Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Company’s Restated Certificate in effect immediately prior to the Proposed Sale; provided, however, that, notwithstanding the foregoing provisions of this Section 3.3(f), if the consideration to be paid in exchange for the Shares held by the Key Holder or Investor, as applicable, pursuant to this Section 3.3(f) includes any securities and due receipt thereof by any Key Holder or Investor would require under applicable law (x) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Key Holder or Investor of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Key Holder or Investor in lieu thereof, against surrender of the Shares held by the Key Holder or Investor, as applicable, which would have otherwise been sold by such Key Holder or Investor, an amount in cash equal to the fair value (as determined in good faith by the Board) of the securities which such Key Holder or Investor would otherwise receive as of the date of the issuance of such securities in exchange for the Shares held by the Key Holder or Investor, as applicable.

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3.4 Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless (a) all holders of Preferred Stock are allowed to participate in such transaction(s), and (b) the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Restated Certificate in effect immediately prior to the Stock Sale (as if such transaction(s) were a Deemed Liquidation Event), unless the holders of at least the requisite percentage required to waive treatment of the transaction(s) as a Deemed Liquidation Event pursuant to the terms of the Restated Certificate, elect to allocate the consideration differently by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

4. Remedies.

4.1 Covenants of the Company. The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the Directors as provided in Section 1 of this Agreement. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company.

4.2 Irrevocable Proxy and Power of Attorney. Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder, and hereby grants a power of attorney to the President and/or Secretary of the Company, and a designee of the Selling Investors, and each of them, with full power of substitution, with respect to the matters set forth herein, including, without limitation, votes regarding the size and composition of the Board pursuant to Section 1, votes to increase authorized shares pursuant to Section 2, and votes regarding any Sale of the Company pursuant to Section 3, and hereby authorizes each of them to represent and vote, if and only if such Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares in the manner prescribed by such Sections or to take any action reasonably necessary to effect this Agreement. The power of attorney granted hereunder shall authorize the President and/or Secretary of the Company to execute and deliver the documentation referred to in Sections 3.2 and 3.3 on behalf of any Stockholder failing to do so within five (5) business days of a request by the Company. Each of the proxy and power of attorney granted pursuant to this Section 4.2 is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6. Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

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4.3 Specific Enforcement. Each of the Company and each Stockholder acknowledges and agrees that the other parties hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

4.4 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

5. “Bad Actor” Matters.

5.1 Definitions. For purposes of this Agreement:

(a) “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(b) “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

5.2 Representations.

(a) Each Stockholder hereby represents and warrants to the Company that such Stockholder has not been convicted of any of the felonies or misdemeanors or has been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D promulgated by the Securities Exchange Commission (the “SEC”), which are excerpted in their current form on Exhibit B. Each Stockholder covenants to provide such information to the Company as the Company may reasonably request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC, as may be amended from time to time. Notwithstanding the foregoing, no Stockholder makes any representation regarding any Person that may be deemed to be a beneficial owner of the Company’s voting equity securities held by such Stockholder solely by virtue of that Person being or becoming a party to (x) this Agreement, as may be subsequently amended, or (y) any other contract or written agreement to which the Company and such Stockholder are parties regarding (1) the voting power, which includes the power to vote or to direct the voting of, such security; and/or (2) the investment power, which includes the power to dispose, or to direct the disposition of, such security.

(b) Each Person with the right to designate or participate in the designation of a Director as specified in Section 1 hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named or determined in such Section 1 except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any Director designee to whom any Disqualification Event is applicable, except for a Disqualification Event to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee.” Each Person with the right to designate or participate in the designation of a Director as specified above hereby covenants and agrees (i) not to designate or participate in the designation

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of any Director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any Director designee designated by such Person is a Disqualified Designee, and (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in Section 1, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(c) The Company hereby represents and warrants to the Stockholders that no Disqualification Event is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) is applicable.

6. “Market Stand-off” Agreement. Each Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the Initial Offering (as defined below), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (y) the publication or other distribution of research reports, and (z) analyst recommendations and opinions, including, without limitation, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), or ninety (90) days in the case of any registration other than the Initial Offering, (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in the foregoing clause (a) or (b) is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 6 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any Affiliate or trust for the direct or indirect benefit of the Stockholder or any Immediate Family Member of the Stockholder, provided that any such Affiliate or trustee of such trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Stockholders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party

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hereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all parties subject to such agreements, based on the number of shares subject to such agreements. For purposes hereof, “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, and “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.

7. Term. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company’s first underwritten or direct public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the Stockholders in accordance with the Restated Certificate, provided, however, that the provisions of Section 3 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 3 with respect to such Sale of the Company; and (c) termination of this Agreement in accordance with Section 8.8.

8. Miscellaneous.

8.1 Additional Parties.

(a) Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series B Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of such shares become a party to this Agreement by executing and delivering (i) the Adoption Agreement attached to this Agreement as Exhibit A, or (ii) a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor and Stockholder hereunder. In either event, each such Person shall thereafter be deemed an Investor and Stockholder for all purposes under this Agreement.

(b) In the event that after the date of this Agreement, the Company enters into an agreement with any Person to issue shares of capital stock to such Person (other than to a purchaser of Series B Preferred Stock described in Section 8.1(a)), following which such Person shall hold Shares constituting one percent (1%) or more of the then outstanding capital stock of the Company (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then, the Company shall cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing an Adoption Agreement in the form attached hereto as Exhibit A, agreeing to be bound by and subject to the terms of this Agreement as a Key Holder and Stockholder and thereafter such Person shall be deemed a Stockholder for all purposes under this Agreement.

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8.2 Transfers. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor and Stockholder, or Key Holder and Stockholder, as applicable. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 8.2. Each certificate instrument, or book entry representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be notated by the Company with the legend set forth in Section 8.12.

8.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.4 Governing Law. This Agreement shall be governed by and construed exclusively under the laws of the State of Delaware as applied to agreements made and performed therein without reference to its conflicts of law provisions, as it were performed entirely within Delaware.

8.5 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7 Notices.

(a) General. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed ‘effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All notices and communications shall be sent to the Stockholders at their address set forth for each on Schedule A or Schedule B hereto. If notice is given to the Company, it shall be sent to 1500 Cordova Road #302, Fort Lauderdale, Florida 33316, Attention: Chief Executive Officer, with a copy by email to: Teague@energyx.com. If notice is given to GMV, a copy (which copy shall not constitute notice) shall also be given to Honigman LLP, 315 East Eisenhower Parkway, Suite 100, Ann Arbor, Michigan 48108, Attention: David Parsigian. Any such party may change such address by written notice given in accordance with this Section 8.7.

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(b) Consent to Electronic Notice. Each Stockholder consents to the delivery of any stockholder notice pursuant to Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended (the “General Corporations Act”), as amended or superseded from time to time, by electronic transmission pursuant to Article 7.21 of Puerto Rico’s General Corporations Act of 2009, Act Number 164 of December 16, 2009, as amended, 14 P.R. Laws Ann. § 3661 (or any successor thereto) at the electronic mail address or the facsimile number set forth below such Stockholder’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each Stockholder agrees to promptly notify the Company of any change in its electronic mail address, and that failure to do so shall not affect the foregoing.

8.8 Consent Required to Amend, Modify, Terminate or Waive. This Agreement may be amended, modified or terminated (other than pursuant to Section 6) and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the holders of a majority of the shares of Common Stock; and (c) the holders of two-thirds in interest of the shares of Common Stock issued or issuable upon conversion of the shares of Preferred Stock held by the Investors, voting or consenting together as a single class. Notwithstanding the foregoing:

(a) this Agreement may not be amended, modified or terminated and the observance of any term of this Agreement may not be waived with respect to any Investor or Key Holder without the written consent of such Investor or Key Holder unless such amendment, modification, termination or waiver applies to all Investors or Key Holders, as the case may be, in the same fashion;

(b) the provisions of Section 1.3(a) and this Section 8.8(b) may not be amended, modified, terminated or waived without the written consent of the Series B Director Designator;

(c) the provisions of Section 1.3(b) and this Section 8.8(c) may not be amended, modified, terminated or waived without the written consent of Obsidian;

(d) the consent of the holders of a majority of the shares of Founders 1 Preferred Stock shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (i) is not directly applicable to the rights of the holders of shares of Founders 1 Preferred Stock hereunder; or (ii) does not adversely affect the rights of the holders of shares of Founders 1 Preferred Stock in a manner that is different than the effect on the rights of the other parties hereto;

13

(e) the consent of the holders of a majority of the shares of Common Stock shall not be required for any amendment, modification, termination or waiver if such amendment, modification, termination, or waiver either (i) is not directly applicable to the rights of the holders of shares of Common Stock hereunder; or (ii) does not adversely affect the rights of the holders of shares of Common Stock in a manner that is different than the effect on the rights of the other parties hereto;

(f) Schedules A and B hereto may be amended by the Company from time to time in accordance with the Purchase Agreement to (i) add information regarding any Purchaser (as defined in the Purchase Agreement), or to add additional Purchasers, and (ii) to add additional holders of the Company’s capital stock required to become parties hereto pursuant to Section 8.1(b), in each such case without the consent of the other parties hereto; and

(g) any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party to this Agreement that did not consent in writing thereto. Any amendment, modification, termination, or waiver effected in accordance with this Section 8.8 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, modification, termination or waiver. For purposes of this Section 8.8, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

8.9 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

8.11 Entire Agreement. This Agreement (including the Exhibits hereto), the Restated Certificate and the other Transaction Agreements (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

14

8.12 Share Certificate Legend. Each certificate, instrument, or book entry representing any Shares issued after the date hereof shall be notated by the Company with a legend reading substantially as follows:

“THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company, by its execution of this Agreement, agrees that it will cause the certificates, instruments, or book entry evidencing the Shares issued after the date hereof to be notated with the legend required by this Section 8.12 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of such Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement do hereby agree that the failure to cause the certificates, instruments, or book entry evidencing the Shares to be notated with the legend required by this Section 8.12 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

8.13 Stock Splits, Dividends and Recapitalizations. In the event of any issuance of Shares or the voting securities of the Company hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be notated with the legend set forth in Section 8.12.

8.14 Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

8.15 Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to carry out the intent of the parties hereunder.

8.16 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, and any appellate court from any thereof, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue is unreasonable or unjust, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

15

8.17 WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.18 Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

8.19 Aggregation of Stock. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such Affiliates may apportion such rights as among themselves in any manner they deem appropriate.

[Remainder of Page Left Intentionally Blank - Signatures on Following Page(s)]

16

The parties have executed this Voting Agreement as of the date first written above.

COMPANY:

ENERGY EXPLORATION TECHNOLOGIES INC.

By	/s/ Teague Egan
Teague Egan
Its Chief Executive Officer

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

KEY HOLDERS:

/s/ Teague Egan
TEAGUE EGAN

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

/s/ Amit Patwardhan
AMIT PATWARDHAN

/s/ Kris Haber
KRIS HABER

/s/ Nicholas Grundish
NICHOLAS GRUNDISH

RJW CONSULTING LLC

By	/s/ Robert Wowk
Robert Wowk
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

GENERAL MOTORS VENTURES LLC

By	/s/ Kent Helfrich
Kent Helfrich
Its President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

ZEN VENTURES INC.

By	/s/ Philip Kim
Name:	Philip Kim
Title:	President

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Geremy Mustard
GEREMY MUSTARD

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Mateo A. Levy
MATEO A. LEVY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Matt Razore
MATT RAZORE

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

THOMAS MILES 2020 LIVING TRUST

By	/s/ Thomas Miles
Name:	Thomas Miles
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Robert B. Hellman, Jr.
ROBERT B. HELLMAN, JR.

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

FANG LLC

By	/s/ Farhood Azima
Name:	Farhood Azima
Title:	Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

JCD INVESTMENT VENTURES LLC

By	/s/ Jonathan C. DeLuca
Name:	Jonathan C. DeLuca
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

FORGE TRUST CO. CFBO: PAUL BELLEVILLE
IRA877621

By	/s/ Paul Belleville
Name:	Paul Belleville
Title:	Investor

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Robert Paul Johnston
ROBERT PAUL JOHNSTON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

GOJIRA, LLC

By	/s/ Mel Basar
Name:	Mel Basar
Title:	Manager

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

EGAN GLOBAL MANAGEMENT LLC

By	/s/ Teague Egan
Teague Egan
Its Sole Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Benny Freeman
BENNY FREEMAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

HELIOS HOLDINGS IV,
A SERIES OF HELIOS HOLDINGS MASTER LLC

By	/s/ Ryan Kriser
Name:	Ryan Kriser
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Jared Grover
JARED GROVER

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ John T. Mooney
JOHN T. MOONEY

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Jonathan Christodoro
JONATHAN CHRISTODORO

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Jonathan O’Brien
JONATHAN O’BRIEN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Leigh Hocking
LEIGH HOCKING

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

OBSIDIAN ACQUISITION PARTNERS LLC

By	/s/ Kris Haber
Name:	Kris Haber
Title:	Managing Member

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

RNN VENTURES ENERGY X PRE-A NOTE
LLC

By	/s/ Ramez Naam
Name:	Ramez Naam
Title:	Principal

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Thomas J. Anderson
THOMAS J. ANDERSON

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Yaakov Jacobovitch
YAAKOV JACOBOVITCH

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

/s/ Michael Egan
MICHAEL EGAN

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

INVESTOR:

BISCAY TRUST, a Texas Trust

By:	/s/ Robert Sek
Name:	Robert Sek
Title:	Trustee

ENERGY EXPLORATION TECHNOLOGIES INC.

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

INVESTORS

Name and Address

General Motors Ventures LLC

[*****]

Email: [*****]

Zen Ventures Inc.

[*****]

Geremy Mustard

[*****]

Mateo A. Levy

[*****]

Matt Razore

[*****]

Thomas Miles 2020 Living Trust

[*****]

Robert B. Hellman, Jr. [*****]

Fang LLC

[*****]

JCD Investment Ventures LLC

[*****]

Schedule A-1

Forge Trust Co. CFBO: Paul Belleville

[*****]

Robert Paul Johnston

[*****]

Gojira, LLC

[*****]

Egan Global Management LLC

[*****]

Benny Freeman

[*****]

Helios Holdings IV

[*****]

Jared Grover

[*****]

John T. Mooney

[*****]

Jonathan Christodoro

[*****]

Jonathan O’Brien

[*****]

Leigh Hocking

[*****]

Schedule A-2

Obsidian Acquisition Partners LLC

[*****]

RNN Ventures Energy X Pre-A Note LLC

[*****]

Thomas J. Anderson

[*****]

Yaakov Jacobovitch

[*****]

Michael Egan

[*****]

Biscay Trust

[*****]

Schedule A-3

SCHEDULE B

KEY HOLDERS

Name and Address

Teague Egan

[*****]

E-mail: [*****]

Egan Global Management LLC

[*****]

E-mail: [*****]

Amit Patwardhan

[*****]

E-mail: [*****]

Kris Haber

[*****]

E-mail: [*****]

Nicholas Grundish

[*****]

E-mail: [*****]

RJW Consulting LLC

[*****]

E-mail: [*****]

Schedule B-1

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of [_____ __], 2022 (the “Agreement”), by and among Energy Exploration Technologies Inc., a corporation organized and existing under and by virtue of the laws of the Commonwealth of Puerto Rico (the “Company”) and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Holder agrees as follows:

1.1 Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”)[ or options, warrants, or other rights to purchase such Stock (the “Options”)], for one of the following reasons (check the correct box):

☐ As a transferee of Shares from a party in such party’s capacity as an “Investor” bound by the Agreement, and after such transfer, Holder shall be considered an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐ As a transferee of Shares from a party in such party’s capacity as a “Key Holder” bound by the Agreement, and after such transfer, Holder shall be considered a “Key Holder” and a “Stockholder” for all purposes of the Agreement.

☐ As a new “Investor” in accordance with Section 8.1(a) of the Agreement, in which case Holder will be an “Investor” and a “Stockholder” for all purposes of the Agreement.

☐ In accordance with Section 8.1(b) of the Agreement, as a new party who is not a new “Investor,” in which case Holder will be a “Stockholder” for all purposes of the Agreement.

1.2 Agreement. Holder hereby (a) agrees that the Stock [Options], and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:	ACCEPTED AND AGREED:

By	Energy Exploration Technologies Inc.
Name:
Title:
Address:	By
Name:
Email:	Title:

A-1

EXHIBIT B

RULE 506(D) BAD ACTOR REPRESENTATIONS

No Stockholder:

(i) Has been convicted, within ten years before such sale (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(ii) Is subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before such sale, that, at the time of such sale, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(A) In connection with the purchase or sale of any security;

(B) Involving the making of any false filing with the Commission; or

(C) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(iii) Is subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(A) At the time of such sale, bars the person from:

(1) Association with an entity regulated by such commission, authority, agency, or officer;

(2) Engaging in the business of securities, insurance or banking; or

(3) Engaging in savings association or credit union activities; or

(B) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such sale;

(iv) Is subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, at the time of such sale:

(A) Suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(B) Places limitations on the activities, functions or operations of such person; or

(C) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

B-1

(v) Is subject to any order of the Commission entered within five years before such sale that, at the time of such sale, orders the person to cease and desist from committing or causing a violation or future violation of:

(A) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(B) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

(vi) Is suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(vii) Has filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before such sale, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such sale, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(viii) Is subject to a United States Postal Service false representation order entered within five years before such sale, or is, at the time of such sale, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

B-2

EXHIBIT H

REQUIRED LEGAL OPINIONS

•	The Company has the corporate power and authority to enter into and perform its obligations under the Transaction Agreements and to issue and sell the Series B Preferred Stock.

•

Based upon a certificate from the Company, the authorized capital stock of the Company immediately prior to the Closing consists of (a) 45,627,055 shares of preferred stock, par value $0.01 per share, 13,996,591 of which have been designated as “Series B Preferred Stock,” none of which are outstanding and up to all of which will be sold or issued pursuant to the Purchase Agreement, 10,630,464 of which have been designated as “Series A Preferred Stock,” all of which are outstanding and 21,000,000 of which have been designated as “Founders 1 Preferred Stock,” all of which are outstanding, and (b) 138,048,205 shares of common stock, par value $0.01 per share, of which 46,675,295 shares are issued and outstanding. The rights, privileges and preferences of the preferred stock are as set forth in the Restated Certificate. The outstanding shares of Common Stock are all, and all such shares of Common Stock issuable upon conversion of the Preferred Stock have been authorized and will be, duly and validly issued, fully paid and nonassessable upon such conversion. Pursuant to the Company’s 2019 Equity Incentive Plan, 3,414,444 shares have been issued pursuant to restricted stock purchase agreements, options to purchase 9,661,074 shares have been granted and are currently outstanding, and no shares of Common Stock remain available for issuance to officers, directors, employees and consultants under such plan. The Company has reserved 27,345,822 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2021 Equity Incentive Plan. Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 4,685,158 shares have been granted and are currently outstanding, and 22,660,664 shares of Common Stock remain available for issuance to officers, directors, employees and consultants under such plan.

•	The Transaction Agreements have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered on behalf of the Company.

•

The execution and delivery of the Transaction Agreements and the performance of, or compliance with, their respective provisions does not and will not (i) conflict with or result in a violation of the Restated Certificate; or (ii) conflict with, or result in a material breach of, or constitute an event of default under, any contract, indenture, instrument order, writ, judgment, decree or other agreement set forth in the Company Disclosure Schedule.

•	Any consents and waivers required of any of the stockholders of the Company to complete the transactions contemplated by the Transaction Agreements have been obtained.

•	The Transaction Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

I-1

•

Except as disclosed in the Company Disclosure Schedule, to our actual Knowledge, without having made any independent investigation, there is no action, proceeding or investigation pending or threatened against the Company before any court or administrative agency.

•

The shares of Series B Preferred Stock issuable under the Purchase Agreement have been duly authorized by all necessary corporate action on the part of the Company for issuance and sale to the Purchasers and, when issued and delivered by the Company in compliance with the Purchase Agreement against payment of the purchase price in the form required by the Purchase Agreement for each share of the Series B Preferred Stock, the Series B Preferred Stock issued pursuant to the Purchase Agreement will be validly issued, fully paid and non-assessable.

•

The shares of Common Stock issuable upon conversion of the Series B Preferred Stock have been duly authorized and reserved, and upon issuance and delivery of such shares upon conversion of the Series B Preferred Stock in accordance with the terms of the Restated Charter, such shares of Common Stock will be validly issued, fully paid and non-assessable.

•

Subject to the accuracy of the representations made by the Purchasers in Section 4 of the Purchase Agreement the sale of the Series B Preferred Stock is exempt from registration under the Securities Act and the Puerto Rico Securities Act.

I-2